                                                                  EXECUTION COPY


================================================================================



                            STOCK PURCHASE AGREEMENT

                                      among

                       HERCULES HOLDINGS (CAYMAN) LIMITED,

                            AT&T CAPITAL CORPORATION,

               THE STOCKHOLDERS THEREOF LISTED ON EXHIBIT A HERETO

                                       and

                           NEWCOURT CREDIT GROUP INC.

                            for the purchase and sale

                                       of

                          the outstanding capital stock

                                       of

                            AT&T CAPITAL CORPORATION

                          Dated as of November 17, 1997



================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS.............................................. 2

                                   ARTICLE II
                                PURCHASE AND DELIVERY OF STOCK............................. 12

           2.1       Delivery of Stock..................................................... 12
           2.2       Consideration for Stock............................................... 12
           2.3       Indemnity Escrow...................................................... 13

                                   ARTICLE III
                                  CLOSING DATE............................................. 13

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLERS.............................................. 14

           4.1       Representations and Warranties of Sellers............................. 14
             (a)     Organization, Good Standing and
                     Qualification......................................................... 14
             (b)     Authority............................................................. 14
             (c)     Non-Contravention..................................................... 14
             (d)     Consents, etc......................................................... 15
             (e)     Share Ownership....................................................... 15
             (f)     Brokers and Finders................................................... 16
             (g)     Limitation on Liability............................................... 16
             (h)     Bank Act (Canada)..................................................... 16

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE COMPANY........................................... 16

           5.1       Representations and Warranties of
                     the Company........................................................... 16
             (a)     Organization, Good Standing and
                     Qualification......................................................... 16
             (b)     Capital Structure..................................................... 17
             (c)     Authority............................................................. 18
             (d)     Governmental Filings; Consents; No
                     Violations............................................................ 18
             (e)     Company Reports; Financial Statements................................. 20
             (f)     Absence of Certain Changes............................................ 20
             (g)     Litigation and Liabilities............................................ 21
             (h)     Compliance with Laws; Licenses........................................ 23
             (i)     Receivables........................................................... 24
             (j)     Material Contracts.................................................... 24
             (k)     Environmental Matters................................................. 25
             (l)     Taxes................................................................. 26
             (m)     Labor Matters......................................................... 27
             (n)     Intellectual Property................................................. 27
             (o)     Insurance............................................................. 28
             (p)     Lucent and Other Agreements........................................... 29
             (q)     Brokers and Finders................................................... 29
             (r)     Bank Act (Canada)..................................................... 29
             (s)     Employee Benefits..................................................... 29

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                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                                   OF PURCHASER............................................ 32

           6.1  Representations and Warranties of Purchaser................................ 32
             (a)     Organization, Good Standing and
                     Qualification......................................................... 32
             (b)     Capital Structure..................................................... 33
             (c)     Authority............................................................. 34
             (d)     Governmental Filings; Consents; No
                     Violations............................................................ 35
             (e)     Purchaser Reports; Financial Statements............................... 36
             (f)     Absence of Certain Changes............................................ 37
             (g)     Liabilities........................................................... 38
             (h)     Compliance with Laws; Licenses........................................ 38
             (i)     Other Agreements...................................................... 39
             (j)     Brokers and Finders................................................... 40
             (k)     Available Funds....................................................... 40
             (l)     Validity of Shares.................................................... 41
             (m)     Investment Intent..................................................... 41
             (n)     Bank Act (Canada)..................................................... 41
             (o)     Limitation on Liability............................................... 41

                                   ARTICLE VII
                                    COVENANTS.............................................. 42

           7.1  Interim Operations of the Company.......................................... 42
           7.2  Interim Operations of Purchaser............................................ 45
           7.3  Access; Confidentiality.................................................... 47
           7.4  Filings; Other Actions; Notification....................................... 48
           7.5  Publicity.................................................................. 50
           7.6  Indemnification; Directors' and Officers'
                Liability Insurance........................................................ 50
           7.7  Reasonable Best Efforts and Cooperation.................................... 52
           7.8  Further Assurances......................................................... 52
           7.9  Expenses................................................................... 52
           7.10 Taxes...................................................................... 52
           7.11 Reporting Issuer Status and Listing........................................ 53
           7.12 Execution of Indemnity Escrow Agreement.................................... 53

                                  ARTICLE VIII
                              CONDITIONS TO THE CLOSING.................................... 53

           8.1  Conditions of Obligation of Each Party..................................... 53
             (a)     No Injunction......................................................... 53
             (b)     Regulatory Authorizations............................................. 53
           8.2  Additional Conditions to the Obligations
                of Purchaser............................................................... 54
             (a)     Representations and Warranties........................................ 54
             (b)     Performance of Covenants.............................................. 54
             (c)     Certificate........................................................... 54
             (d)     Legal Opinion......................................................... 54
           8.3  Additional Conditions to the Obligations
                of Seller.................................................................. 54
             (a)     Representations and Warranties........................................ 55
             (b)     Performance of Covenants.............................................. 55

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                                     - ii -






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             (c)     Certificate........................................................... 55
             (d)     Listing............................................................... 55
             (e)     Human Resources Agreement............................................. 55
             (f)     Legal Opinion......................................................... 55

                                   ARTICLE IX
                           TERMINATION, AMENDMENT AND WAIVER............................... 55
           9.1  Termination................................................................ 55
           9.2  Effect of Termination...................................................... 58

                                    ARTICLE X
                                GENERAL PROVISIONS......................................... 58

           10.1      Survival and Indemnification.......................................... 58
             (a)     Survival.............................................................. 58
             (b)     Indemnification by Sellers............................................ 59
             (c)     Indemnification by Purchaser.......................................... 61
             (d)     Limitations on Indemnification........................................ 61
             (e)     Materiality Qualification............................................. 62
             (f)     Claims................................................................ 62
             (g)     Termination of Indemnification........................................ 63
             (h)     Exclusive Remedy...................................................... 64
             (i)     Insurance............................................................. 64
             (j)     Mitigation............................................................ 64
             (k)     Subrogation........................................................... 64
           10.2  Notices................................................................... 65
           10.3  Interpretation............................................................ 66
           10.4  Amendment and Modification; Waiver........................................ 66
           10.5  Entire Agreement.......................................................... 67
           10.6  Third Party Beneficiaries................................................. 67
           10.7  Assignment; Binding Effect................................................ 67
           10.8  Governing Law............................................................. 67
           10.9  Counterparts.............................................................. 69
           10.10 Severability.............................................................. 69

Exhibit A:           Stockholders of the Company
Exhibit B:           Form of Custody Agreement and Power of Attorney
Exhibit C:           Transfer Restriction Agreement
Exhibit D:           Shareholders' Agreement
Exhibit E:           Investment Agreement
Exhibit F:           Registration Rights Agreement
Exhibit G:           Human Resources Agreement
Exhibit H:           Underwriting Agreement
Exhibit I-1:         Form of Opinion of Counsel to the Company
Exhibit I-2:         Form of Opinion of Counsel to Hercules
Exhibit I-3          Form of Opinion of Counsel to Nomura International
                     plc
Exhibit J:           Form of Opinion of Purchaser
Exhibit K:           AF Claim Procedure
Exhibit L:           Form of Indemnity Escrow Agreement
Exhibit M:           Form of Exclusivity Letter
                     Seller Disclosure Schedule
                     Company Disclosure Schedule
                     Purchaser Disclosure Schedule

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                                     - iii -






                            STOCK PURCHASE AGREEMENT

               STOCK PURCHASE AGREEMENT, dated as of November 17, 1997 ("Agreement"), among HERCULES HOLDINGS (CAYMAN) LIMITED, a Cayman Islands company ("Hercules"), AT&T CAPITAL CORPORATION, a Delaware corporation (the "Company"), those stockholders of the Company listed on Exhibit A hereto (the "Selling Stockholders" and, together with Hercules, individually a "Seller" and collectively the "Sellers") and NEWCOURT CREDIT GROUP INC., an Ontario corporation ("Purchaser").

                                   WITNESSETH

               WHEREAS, each Seller owns that number of shares ("Shares") of the common stock, par value US$.01 per share ("Common Stock"), of the Company set forth opposite the name of such Seller on Exhibit A hereto, which together constitute all of the issued and outstanding shares of Common Stock of the Company (the "Stock"); and

               WHEREAS, under the Custody Agreement and Power of Attorney (defined herein), Hercules may convey the Shares owned by the Selling Stockholders on their behalf; and

               WHEREAS, on the terms and subject to the conditions set forth herein, in consideration for a combination of cash and common shares of Purchaser (the "Purchaser Common Shares"), Hercules desires on its behalf and on behalf of the Selling Stockholders to sell and Purchaser desires to purchase the Stock; and

               WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Purchaser's willingness to enter into this Agreement, Hercules, the other Selling Stockholders and Purchaser have entered into a share restriction agreement (the "Transfer Restriction Agreement") and Hercules and certain stockholders of Purchaser have entered into a shareholders' voting agreement (the "Shareholders' Agreement"), and Hercules, Purchaser and certain stockholders of Purchaser have entered into an investment agreement (the "Investment Agreement", and together with the Shareholders' Agreement and the Transfer Restriction Agreement, the "Stockholders' Agreements") each dated as of the date hereof, copies of which are attached hereto as Exhibits C, D and E, respectively; and

               WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Sellers' willingness to enter into this Agreement, Sellers and Purchaser have entered into a registration rights agreement (the "Registration Rights Agreement") dated as of the date hereof, a copy of which is attached as Exhibit F hereto; and

               WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company's willingness to enter into this Agreement, the Company and Purchaser have entered into a human resources agreement (the "Human Resources Agreement") dated as of the date hereof, a copy of which is attached as Exhibit G hereto; and

               WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the Company's willingness to enter into this Agreement, Purchaser has entered into an underwriting agreement with CIBC Wood Gundy Securities Inc., Goldman Sachs Canada, Merrill Lynch Canada Inc., ScotiaMcLeod Inc., Nesbitt Burns Inc., RBC Dominion Securities Inc., Midland Walwyn Capital Inc. and TD Securities Inc. (the "Underwriters"), a copy of which is attached as Exhibit H hereto (the "Underwriting Agreement") and certain other agreements regarding a public offering of common shares of Purchaser; and

               NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

               The following terms when used in this Agreement shall have the following meanings:

               "AF Claim Procedure" means the indemnity claim procedure set forth in Exhibit K attached hereto.

               "AF Representation" is defined in Section 10.1(a)(ii).

               "Affiliate" of a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

               "Agreement" is defined in the introductory paragraph hereof.

               "1996 Annual Report" is defined in Section 5.1(g).

               "Article IV Surviving Representations" is defined in
        Section 10.1(a).

               "Auburn Facility" is defined in the AF Claim Procedure.

               "Audit Date" is defined in Section 5.1(e).

               "Bankruptcy and Equity Exception" means that enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles.

               "Bought-Deal Financing" is defined in Section 6.1(k).

               "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in New York City, Toronto or London are authorized or obligated by law or executive order to be closed.

               "CAL Claim" is defined in the CAL Claim Indemnification
        Agreement.

               "CAL Claim Indemnification Agreement" means the CAL Claim Indemnification Agreement dated as of November 17, 1997 between Hercules and Purchaser.

               "Canadian GAAP" means the accounting principles recommended in Canada, from time to time, in the Handbook of the Canadian Institute of Chartered Accountants.

               "Cash Consideration" means an amount of cash equal to the sum of
        (a) US$1,031,951,747, (b) the product of (i) the per share amount of any dividend declared on Purchaser Common Shares from and after the date of this Agreement through the Closing and (ii) the number of Purchaser Common Shares constituting the Common Share Consideration, and (c) the product of (i) US$1,031,951,747 plus the amount calculated under clause
        (b) hereof, (ii) the Equity Escrow Rate and (iii) a fraction the numerator of which is the number of days that have elapsed during the period from January 1, 1998 through the Closing Date and the denominator of which is 365; provided that the amount in clause (c) shall not accrue, and shall therefore not be added as part of the Cash Consideration, during any period of delay of the Closing beyond January 1, 1998 that results from a wilful breach of any covenant or agreement hereunder by Hercules.

               "Closing" is defined in Article III.

               "Closing Date" is defined in Article III.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Common Share Consideration" means 17,633,857 Purchaser Common Shares.

               "Common Stock" is defined in the recitals to this Agreement.

               "Company" is defined in the introductory paragraph hereof.

               "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Purchaser at the time of execution hereof.

               "Company IP Rights" is defined in Section 5.1(n).

               "Company License and Computer Rights" is defined in
        Section 5.1(n).

               "Company Material Adverse Effect" means a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change after the date hereof and prior to the Closing (i) in any law, rule or regulation or generally accepted accounting principles or interpretations thereof that applies generally to companies operating in the same industries as the Company or (ii) in general economic or business conditions in the industries in which the Company operates, shall not be considered when determining if a Company Material Adverse Effect has occurred.

               "Company Material Breaches" is defined in Section
        5.1(d)(ii).

               "Company Material Subsidiary" means AT&T Commercial Finance Corporation, AT&T Capital Leasing Services, Inc., AT&T Credit Corporation, AT&T Systems Leasing Corporation, AT&T Capital Canada, Inc., NCR Credit Corp., AT&T Capital Limited and The Capita Corporation Hong Kong Limited.

               "Company Options" means any options or rights to acquire Shares.

               "Company Plans" is defined in Section 5.1(s)(i).

               "Company Properties" is defined in Section 5.1(k).

               "Company Reports" is defined in Section 5.1(e).

               "Company Subsidiary" means each Subsidiary of the Company as of the date of this Agreement.






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

               "Confidentiality Agreement" means the Confidentiality Agreement, dated August 29, 1997, as amended to the date hereof, among Hercules, the Company and Purchaser relating to the confidentiality of certain information provided to Purchaser with respect to the Company.

               "Contract" means any written agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation not otherwise terminable on 90 days' or less notice.

               "Costs" is defined in Section 7.6(a).

               "CSR" is defined in Section 6.1(e)

               "Current Premium" is defined in Section 7.6(b).

               "Custody Agreement and Power of Attorney" means each of the agreements dated as of November 12, 1997 between Hercules and each of the Selling Stockholders, substantially in the form attached hereto as Exhibit B.

               "D&O Insurance" is defined in Section 7.6(b).

               "Deductible" is defined in Section 10.1(d).

               "Dell Agreements" is defined in Section 6.1(i).

               "Derivatives" is defined in Section 5.1(g)(iii).

               "Disclosure Schedules" means the collective reference to the Company Disclosure Schedule, the Seller Disclosure
        Schedule and the Purchaser Disclosure Schedule.

               "Dollars", "US$" and "$" means the lawful currency of the United States of America.

               "Environmental Law" means (i) any federal, state, provincial, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, order, judgment, decree, injunction or agreement with any Governmental Entity (A) relating to the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (B) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as now in effect and
        (ii) the federal Comprehensive Environmental Response Compensation and

        Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal and the federal Toxic Substances Control Act and the federal Insecticide, Fungicide and Rodenticide Act, each as amended and as now in effect.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Affiliate" is defined in Section 5.1(s)(iv).

               "Escrow Arrangement" is defined in Section 6.1(k).

               "Equity Escrow Rate" means the annualized rate of return (expressed as a percentage) earned on the proceeds from the Bought-Deal Financing that are placed in escrow pending the Closing during the period from January 1, 1998 through the second Business Day immediately preceding the Closing Date, as reported to the Purchaser and Hercules in writing by the escrow agent thereunder.

               "Escrow Shares" is defined in Section 2.3.

               "Exchange Act" means the United States Securities
        Exchange Act of 1934, as amended.

               "Exchange Offer" means any offer to certain of the Selling Stockholders by Purchaser to exchange their Shares for a number of Purchaser Common Shares.

               "Exclusivity Letter" is defined in Section 9.1(d).

               "Financing Documents" is defined in Section 6.1(k).

               "Government Antitrust Entity" is defined in Section
        7.4(b).

               "Governmental Entity" means any United States or foreign governmental or regulatory authority, court, agency, ministry, commission, crown corporation, body or other governmental entity.

               "Hazardous Substance" means any substance presently listed, defined, designated, judicially interpreted or classified as hazardous, toxic, radioactive or dangerous, under any Environmental Law, including any toxic waste,

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                                                                               7

        hazardous substance, toxic substance, hazardous waste, petroleum radioactive material, friable asbestos and polychlorinated biphenyls.

               "Hercules" is defined in the introductory paragraph hereof.

               "Hercules Information" is defined in Section 6.1(o).

               "Hercules Surviving Representations" is defined in
        Section 10.1(a).

               "Holder" is defined in Section 10.1(b).

               "HSR Act" means the Hart-Scott-Rodino Antitrust
        Improvements Act of 1976, as amended.

               "Human Resources Agreement" is defined in the recitals to this Agreement.

               "Indemnified Parties" is defined in Section 7.6(a).

               "Indemnified Person" is defined in Section 10.1(c).

               "Indemnity Escrow Agent" means such Indemnity Escrow Agent as the Purchaser and Hercules shall reasonably agree upon prior to Closing, appointed pursuant to the Indemnity Escrow Agreement.

               "Indemnity Escrow Agreement" is defined in Section 2.3.

               "Indemnity Escrow" is defined in Section 2.3.

               "Installment Receipt and Pledge Agreement" means the installment receipt and pledge agreement among Purchaser, CIBC Wood Gundy Inc. and Canadian Imperial Bank of Commerce to be entered into in connection with the Bought-Deal Financing.

               "Instalment Receivables Loan Agreement" is defined in the Underwriting Agreement.

               "Investment Agreement" is defined in the recitals to this Agreement.

               "Knowledge", when used in this Agreement with respect to either the Company or Purchaser, shall mean the actual knowledge of one or more of the duly elected or appointed executive officers of the Company or Purchaser, respectively, and does not include information of which they may be deemed to have constructive knowledge only.

               "Law" means any law, by-law, ordinance, protocol, code, guideline, policy, direction, regulation, judgment, order, writ, decree, arbitration award, license or permit of any Governmental Entity.

               "Leadership Forum" means the list of employees of the Company set forth in Section 5.1(f)(iii) of the Company Disclosure Schedule.

               "License" means any governmental or non-governmental permit, franchise, concession or license.

               "Lien" means any lien, pledge, security interest, claim or other encumbrance.

               "Losses and Expenses" is defined in Section 10.1(b).

               "Lucent Agreements" is defined in Section 5.1(p).

               "ME" means the Montreal Exchange.

               "NYSE" means the New York Stock Exchange.

               "Other Agreements" is defined in Section 5.1(p).

               "Pension Plan" is defined in Section 5.1(s)(iii).

               "Person" means an individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of whatever nature and any person in such person's capacity as trustee, executor, administrator or other legal representative.

               "Plan of Merger" is defined in Section 5.1(l).

               "Pledge Agreement" means any of the Pledge Agreements entered into between the Selling Stockholders and the Company.

               "Preference Shares" is defined in Section 6.1(b).

               "Preferred Shares" is defined in Section 5.1(b).

               "Purchase Price" means the Cash Consideration plus the Common Share Consideration.

               "Purchaser" is defined in the introductory paragraph hereof.

               "Purchaser Common Share Agreements" is defined in
        Section 6.1(i).

               "Purchaser Common Shares" is defined in the recitals to this Agreement.

               "Purchaser Confidentiality Agreement" means the Confidentiality Agreement, dated October 21, 1997, between Purchaser and each of Hercules and the Company relating to the confidentiality of certain information provided to Hercules or the Company with respect to Purchaser.

               "Purchaser Disclosure Schedule" means the disclosure schedule delivered by Purchaser to Sellers at the time of execution hereof.

               "Purchaser Indemnified Person" is defined in Section
        10.1(b).

               "Purchaser Material Adverse Effect" means a material adverse effect on the financial condition or results of operations of Purchaser and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change after the date hereof and prior to the Closing (i) in any law, rule or regulation or generally accepted accounting principles or interpretations thereof that applies generally to companies operating in the same industries as Purchaser or (ii) in general economic or business conditions in the industries in which Purchaser operates, shall not be considered when determining if a Purchaser Material Adverse Effect has occurred.

               "Purchaser Material Breaches" is defined in Section
        6.1(d)(ii).

               "Purchaser Material Subsidiary" means those entities described as such in Section 6.1(a)(ii) of the Purchaser Disclosure Schedule.

               "Purchaser Options" means any options or rights to acquire Purchaser Common Shares.

               "Purchaser Reports" is defined in Section 6.1(e).

               "Purchaser Surviving Representations" is defined in
        Section 10.1(a).

               "Receivables" of a Person means all loans, equipment leases, sale contracts, credit or financing agreements or arrangements, portfolio servicing agreements, account receivable invoices and other obligations or rights to payments owned by such Person or any of its Subsidiaries.

               "Registration Rights Agreement" is defined in the recitals to this Agreement.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the United States Securities Act of 1933, as amended.

               "Seller" and "Sellers" are defined in the introductory paragraph hereof.

               "Seller Disclosure Schedule" means the disclosure schedule delivered by Sellers to Purchaser at the time of execution hereof.

               "Seller Indemnified Person" is defined in Section
        10.1(c).

               "Selling Stockholders" is defined in the introductory paragraph hereof.

               "Sellers' Surviving Representations"  is defined in
        Section 10.1(a).

               "Shareholders' Agreement" is defined in the recitals to this Agreement.

               "Shares" is defined in the recitals to this Agreement.

               "Special Shares" means Purchaser's non-voting special shares, which are convertible into Purchaser Common Shares on a share-for-share basis.

               "Stock" is defined in the recitals to this Agreement.

               "Stockholders' Agreements" is defined in the recitals to this Agreement.

               "Subsidiary" means, with respect to a party, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

               "Tax" (including, with correlative meaning, the terms "Taxes", "Taxable" and "Taxing") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

               "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

               "TOPrS" means the 9.06% Trust Originated Preferred Securities publicly issued in October 1996 by Capita Preferred Trust.

               "Transfer Restriction Agreement" is defined in the recitals to this Agreement.

               "TSE" means The Toronto Stock Exchange.

               "Underwriters" is defined in the recitals to this Agreement.

               "Underwriting Agreement" is defined in the recitals to this Agreement.

               "U.S. GAAP" means generally accepted accounting principles in the United States.

               "Voting Debt" of any Person means any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of such Person on any matter.

               "Voting Trust Agreement" means the Voting Trust Agreement dated as of October 1, 1996 among the Sellers and Thomas Wajnert, as trustee thereunder, as amended.






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                                                                              12

                                   ARTICLE II
                         PURCHASE AND DELIVERY OF STOCK

               2.1 Delivery of Stock. (a) On the terms and subject to the conditions of this Agreement, Hercules shall, on behalf of itself and the other Sellers, at the Closing on the Closing Date, transfer, assign and deliver to Purchaser or its designee certificates evidencing the Stock. Such certificates evidencing the Stock shall be in form suitable for transfer and (i) duly endorsed in blank or (ii) be accompanied by stock transfer powers duly executed in blank, in either case with all necessary stock transfer tax stamps affixed and cancelled.

               (b) In the event that, subsequent to the date hereof and prior to Closing, Hercules or any of its Affiliates acquires Shares of any Selling Stockholder pursuant to the terms of the stock purchase agreement to which such Selling Stockholder is a party, then such Selling Stockholder shall be relieved of its obligations hereunder with respect to such Shares and Hercules shall have the right and shall be obligated to deliver such Shares to Purchaser on the terms and subject to the conditions hereof. No such transaction shall affect Purchaser's right to acquire all of the Stock or the Sellers' right to obtain the aggregate Cash Consideration and Common Share Consideration in respect thereof, subject in each case to the terms and conditions of this Agreement. In such event, Exhibit A hereto will be appropriately adjusted to reflect the transfer of Shares from such Selling Stockholder to Hercules.

               2.2 Consideration for Stock. On the terms and subject to the conditions of this Agreement, Purchaser shall, at the Closing on the Closing Date, and against delivery of certificates evidencing the Stock and any related stock transfer forms as provided in Section 2.1:

               (a) deliver to Hercules, for the account of itself and the other Sellers, the Cash Consideration, by wire transfers of funds immediately available in New York City or London to such account or accounts as Hercules shall designate in writing to Purchaser not less than one Business Day prior to the Closing Date; and

               (b) deliver to Hercules or its designee, for the account of itself and the other Sellers, certificates in such number as Hercules shall designate in writing to the Purchaser not less than one Business Day prior to the Closing Date (duly endorsed in blank, or accompanied by stock transfer powers duly executed in blank, with all






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                                                                              13

        necessary stock transfer tax stamps affixed and cancelled) evidencing the Common Share Consideration.

               2.3 Indemnity Escrow. Immediately after the Closing, Hercules shall deposit or cause to be deposited with the Indemnity Escrow Agent the Common Share Consideration (the "Escrow Shares") to be used, to the extent necessary, to fund indemnity payments for which Holders may become liable under Section 10.1(b) (the "Indemnity Escrow"). All matters relating to the Indemnity Escrow, to the extent not referred to in this Agreement, shall be governed by the agreement among the Indemnity Escrow Agent, Purchaser and Hercules to be executed prior to Closing substantially in the form attached as Exhibit L hereto, with such changes as the Indemnity Escrow Agent may reasonably request (the "Indemnity Escrow Agreement"); provided that in the event of any conflict between the terms of this Agreement and the Indemnity Escrow Agreement, the terms of this Agreement shall be controlling. The Indemnity Escrow Agent shall hold and transfer the Escrow Shares in accordance with the Indemnity Escrow Agreement and the provisions of
        Section 10.1(b) hereof. The Indemnity Escrow shall not be used for any other purpose.

                                   ARTICLE III
                                  CLOSING DATE

               Unless this Agreement shall have been terminated and the transactions herein abandoned pursuant to Section 9.1, subject to the provisions of Article VIII, the closing (the "Closing") of the purchase and sale of the Stock provided for in Article II shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York at 10:00 a.m., New York City time, on the later of (i) the second Business Day following the satisfaction or waiver of the conditions set forth in Section 8.1(b) and (ii) January 30, 1998, or at such other place and time or on such other date as the parties may agree. The date on which the Closing occurs is herein called the "Closing Date".






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                                                                              14

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

               4.1 Representations and Warranties of Sellers. Each Seller severally represents and warrants to Purchaser that, except as set forth on the specific section of the Seller Disclosure Schedule referenced to in any particular representation and warranty referenced below:

               (a) Organization, Good Standing and Qualification. In the case of Hercules only, Hercules is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and Hercules has delivered to Purchaser complete and correct copies of its Memorandum and Articles of Association or other comparable documents.

               (b) Authority. Such Seller has all requisite power and authority and has taken all actions necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of this Agreement and any Custody Agreement and Power of Attorney, the Transfer Restriction Agreement and, in the case of Hercules only, the Indemnity Escrow Agreement to which such Seller is a party constitutes a valid and legally binding agreement of such Seller enforceable against such Seller in accordance with its terms, except as affected by the Bankruptcy and Equity Exception.

               (c) Non-Contravention. The execution and delivery of this Agreement by such Seller does not, and the consummation of the transactions contemplated hereby and the performance by such Seller of the obligations which such Seller is obligated to perform hereunder will not: (a) in the case of Hercules only, violate any provision of any organizational documents of such Seller; or (b) assuming that all consents, authorizations, orders or approvals of, filings or registrations with, and notices to, each Governmental Entity listed in
        Section 4.1(d)(i) of the Seller Disclosure Schedule and all consents listed in Section 4.1(d)(ii) of the Seller Disclosure Schedule have been obtained or made, (i) violate any Law, order, judgment or decree to which such Seller or its Shares are subject, or (ii) violate, result in the termination or the acceleration of, or conflict with or constitute a default under, any Contract to which such Seller is a party or by which any of its property is bound, except, in the case of clauses (i) and
        (ii), for such violations, terminations, accelerations, conflicts or defaults as would not prevent, materially delay or






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                                                                              15

        materially impair such Seller's ability to consummate the transactions contemplated by this Agreement.

               (d) Consents, etc. (i) Except as described in Section 4.1(d)(i) of the Seller Disclosure Schedule, no consent, authorization, order or approval of, filing or registration with, or notice to, any Governmental Entity and (ii) except as described in Section 4.1(d)(ii) of the Seller Disclosure Schedule, no consent, authorization, approval, waiver, order, license, certificate or permit or act of or from, or notice to, any party to any Contract to which such Seller is a party or by which any of its property is bound is required for the execution and delivery of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby, except in each case for any such consent, authorization, approval, waiver, order, license, certificate or permit or act of or from, filing or registration with, or notice to, any Person the failure of which to be obtained or made would not prevent, materially delay or materially impair such Seller's ability to consummate the transactions contemplated by this Agreement.

               (e) Share Ownership. (i) Such Seller is the owner of, beneficially and of record, all right, title and interest in and to the number of Shares set forth opposite such Seller's name in Exhibit A hereto. As of the Closing, such Seller will have good and marketable title to all such Shares and the absolute right to sell, assign and transfer the same to Purchaser, free and clear of any Lien (other than, in the case of any Selling Stockholder, Liens, which shall not survive the Closing, imposed by the Custody Agreement and Power of Attorney, the Pledge Agreement and the Voting Trust Agreement to which such Selling Stockholder is a party, and Liens created or incurred by Purchaser or any of its Affiliates). Such Seller is not a party to any option, warrant, right, contract, call, put or other agreement providing for the disposition or acquisition of any of the capital stock of the Company, including such Shares (other than each subscription agreement, stock purchase agreement and sale participation agreement to which such Seller is a party (each of which will terminate and have no further force and effect as of the Closing), this Agreement and, in the case of any Selling Stockholder, the Custody Agreement and Power of Attorney to which such Selling Stockholder is a party).

                      (ii) In the case of each Selling Stockholder, Hercules has the power and authority under the Custody Agreement and Power of Attorney to which such Selling Stockholder is a party to convey the Shares owned by such

        Selling Stockholder to Purchaser without further consent by such Selling Stockholder. Under the terms of the Custody Agreement and Power of Attorney to which such Selling Stockholder is a party, such Selling Stockholder has delivered to and deposited in custody with Hercules (acting as custodian and attorney-in-fact) certificates representing the Shares owned by such Selling Stockholder (duly endorsed in blank by the registered owner or owners thereof) and has irrevocably appointed said custodian and attorney-in-fact as such Selling Stockholder's agent and attorney-in-fact with full power and authority to act under such Custody Agreement and Power of Attorney on such Selling Stockholder's behalf with respect to the conveyance of such Shares.

               (f) Brokers and Finders. Such Seller has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, except that Hercules has employed Morgan Stanley & Co. and Nomura International plc to act as Sellers' financial advisors.

               (g) Limitation on Liability. Each Seller understands and agrees that neither Purchaser nor any of its respective Affiliates are making any representation and warranty whatsoever, express or implied, other than those representations and warranties of Purchaser expressly set forth in Article VI. Each Seller understands and agrees that, following the Closing, it shall not be entitled to indemnification from Purchaser with respect to any claims arising out of any breach by Purchaser of this Agreement, including any breach of a representation and warranty, except as expressly provided in Section 10.1.

               (h) Bank Act (Canada). In the case of Hercules only, Hercules is not a "financial institution" as such term is defined in the Bank Act (Canada).

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

               5.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser that, except as set forth on the specific section of the Company Disclosure Schedule referenced to in any particular representation and warranty referenced below:

               (a) Organization, Good Standing and Qualification. Each of the Company and the Company Material Subsidiaries is






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                                                                              17

        a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Purchaser a complete and correct copy of the Company's and its Subsidiaries' certificates of incorporation and by-laws (or comparable documents), each as amended to date. The Company's and its Subsidiaries' certificates of incorporation, by-laws and other comparable documents so delivered are in full force and effect, and neither the Company nor any of its Subsidiaries is in default or violation of any provisions thereof except for such defaults or violations which, when taken together with all other such defaults or violations, would not reasonably be expected to have a Company Material Adverse Effect. Section 5.1(a) of the Company Disclosure Schedule contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized and qualified to do business. The only Subsidiaries of the Company are those set forth in the Company Disclosure Schedule. Except as set forth in Section 5.1(a) of the Company Disclosure Schedule, and except for securities acquired in the ordinary course of business, including in connection with the realization on collateral positions and the acquisition of securities as part of any financing transaction, neither the Company nor any of its Subsidiaries owns less than 100% of the outstanding voting securities or other equity interests of any corporation, joint venture or other entity (other than investments in marketable securities of any Person, none of which exceed 5% of the outstanding capital stock or other equity interests of such Person).

               (b) Capital Structure. The authorized capital stock of the Company consists of 150,000,000 Shares, of which 90,337,379 Shares were outstanding on November 17, 1997, and 10,000,000 shares of preferred stock, par value US$.01 per share (the "Preferred Shares"), of which none are currently outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or Preferred Shares reserved for issuance. As of November 17, 1997,





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


                                                                              18

        there were 4,333,055 Shares subject to outstanding Company Options. No Shares have been issued and no Company Options have been authorized, issued or granted on November 17, 1997. Section 5.1(b) of the Company Disclosure Schedule contains a correct and complete list of each outstanding Company Option, including the holder, date of grant, exercise price and number of Shares subject thereto. Each of the outstanding shares of capital stock or other equity securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by the Company or a direct or indirect wholly owned subsidiary of the Company, free and clear of any Lien. Except as set forth above and in Section 5.1(b) of the Company Disclosure Schedule, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other equity securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding Voting Debt.

               (c) Authority. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as affected by the Bankruptcy and Equity Exception.

               (d) Governmental Filings; Consents; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 7.4, (B) under the HSR Act, the Competition Act (Canada), the Exon-Florio provisions of the United States Defense Production Act and the Exchange Act and (C) set forth in Section 5.1(d)(i) of the Company Disclosure Schedule, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the






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                                                                              19

        transactions contemplated hereby, except those as to which the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Sellers to consummate the transactions contemplated by this Agreement.

                      (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, constitute or result in
        (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any material obligations or the creation of a Lien on any material assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, or (except as set forth in Section 5.1(d)(ii) of the Company Disclosure Schedule) give rise to any right of termination under, any provision of any Contracts of the Company or any of its Subsidiaries or any Law or License to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of Sellers to consummate the transactions contemplated by this Agreement (collectively, "Company Material Breaches"). Section 5.1(d)(ii) of the Company Disclosure Schedule sets forth a correct and complete list of each Contract and License of the Company and its Subsidiaries pursuant to which a consent or waiver is required prior to consummation of the transactions contemplated by this Agreement in order to avoid the occurrence of a Company Material Breach under such Contract or License.

                      (iii) Neither the Company nor any of its Subsidiaries is in breach or default under any Contract other than such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. No event has occurred (except for the execution of this Agreement) which either entitles, or would upon notice or with the lapse of time or both, entitle the holder of any indebtedness of the Company or any of its Subsidiaries to accelerate, or which does accelerate, the maturity of any indebtedness which is material to the Company and its Subsidiaries taken as a whole.

               (e) Company Reports; Financial Statements. The Company has delivered to Purchaser each registration statement, Exchange Act report, proxy statement or information statement prepared by the Company since December 31, 1996 (the "Audit Date"), including (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of their respective dates, the Company Reports complied, and any Company Reports filed with the SEC subsequent to the date hereof will comply, as to form, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not expected to be material in amount or effect), in each case in accordance with U.S. GAAP consistently applied during the periods involved (except as may be noted therein and except for the permitted omission of certain footnote disclosures in the unaudited financial statements).

               (f) Absence of Certain Changes. (i) Except as disclosed in the Company Reports or in Section 5.1(f)(i) of the Company Disclosure Schedule prior to the date hereof, from the Audit Date to the date hereof, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such businesses and there is not and has not been (A) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries; or (B) any damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of the Company Material Subsidiaries, whether or not covered by insurance, with such exceptions to this Section 5.1(f)(i) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                      (ii) Except as disclosed in the Company Reports filed prior to the date hereof or in Section 5.1(f)(ii) of the Company Disclosure Schedule, since the Audit Date to the date hereof, there is not and has not been (A) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company (which for the avoidance of doubt shall not include any payments made to holders of the TOPrS); or (B) any change by the Company in accounting principles, practices or methods, except as required by Law or U.S. GAAP; or (C) any event or action which, if it had taken place or been taken following the execution of this Agreement would not have been permitted by Section 7.1(a) without the prior written consent of Purchaser.

                      (iii) From the Audit Date to the date hereof, except as provided for herein or as disclosed in the Company Reports prior to the date hereof or as set forth in Section 5.1(f)(iii) of the Company Disclosure Schedule, there has not been any material increase in the compensation payable or that could become payable by the Company and its Subsidiaries to their executive officers or members of the Leadership Forum or any amendment of any Company Plan other than increases or amendments in the ordinary course and compensation arrangements for newly-hired executives.

               (g) Litigation and Liabilities. (i) Except as set forth in
        Section 5.1(g)(i) of the Company Disclosure Schedule or the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 Annual Report"), there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any other facts or circumstances which to the Knowledge of the Company are reasonably likely to result in any such suits, claims, hearings, investigations or proceedings other than such suits, claims, hearings, investigations or proceedings that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There are no judgments, decrees, injunctions, rules or orders of any Governmental Entity outstanding against the Company or any of its Subsidiaries other than such judgments, decrees, injunctions, rules or orders that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

                      (ii) There are no liabilities or obligations, whether accrued, absolute, fixed, contingent or otherwise, of the Company and its Subsidiaries as of the date hereof that would be required to be reflected on a balance sheet prepared in accordance with U.S. GAAP that are not so reflected on the consolidated balance sheet of the Company and its consolidated Subsidiaries as of September 30, 1997, except such liabilities or obligations that are described in Section 5.1(g)(ii) of the Company Disclosure Schedule or such liabilities or obligations which (when considered net of any associated financial benefit or asset of the Company or such Subsidiary created or arising in connection therewith) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For the avoidance of doubt, the representation and warranty in this Section 5.1(g)(ii) shall not be deemed to include any representation or warranty as to the amount or quality of any assets of the Company or any of its Subsidiaries (including any receivables or residuals) or the lack of any impairment thereof.

                      (iii) Except as set forth in Section 5.1(g)(iii) of the Company Disclosure Schedule or in the 1996 Annual Report, neither the Company nor any of its Subsidiaries has any indebtedness, obligation or liability of any kind relating to forward commodity contracts, commodity futures and options, currency futures and options, stock index futures and options, or interest rate swaps, options, caps, collars or floors, or any hybrids of the foregoing derivative products (collectively "Derivatives"), in each case which is material to the Company and its Subsidiaries taken as a whole. Section 5.1(g)(iii) of the Company Disclosure Schedule sets forth as to each Derivative (A) the applicable notional amount, (B) the aggregate credit exposure of the Company or its Subsidiary, as the case may be, (C) the existence of any netting arrangements and (D) the counterparties.

               (h) Compliance with Laws; Licenses. (i) Except as set forth in the Company Reports prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any applicable Laws, except for possible violations that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of Sellers to consummate the transactions contemplated by this Agreement. Except as set forth in the Company Reports prior to the date hereof or in Section 5.1(h) of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of Sellers to consummate the transactions contemplated by this Agreement. To the Knowledge of the Company, no material change is required in the Company's or any of the Company Material Subsidiaries' processes, properties or procedures in connection with any such Laws, and neither the Company nor any of the Company Material Subsidiaries has received any notice or communication of any material noncompliance with any such Laws that has not been cured in all material respects.

                      (ii) The Company and its Subsidiaries hold all Licenses from, and have made all filings, applications and registrations with, each Governmental Entity and other Persons necessary for the operation of their respective businesses as presently conducted, except in each case for such Licenses, filings, applications and registrations, the failure of which to hold or make, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; all such Licenses are in full force and effect, except for such Licenses, the failure of which to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and no proceedings are pending or, to the Knowledge of the Company, threatened by any Governmental Entity or other Person for the suspension, revocation or termination of any such License, except for such suspensions, revocations or terminations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default in any respect under any such License, except for such defaults that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and, except for statutory or regulatory restrictions of general application and except as set forth in Section 5.1(h)(ii) of the Company Disclosure Schedule, no Governmental Entity has placed any restriction on the business or properties of the Company or any of its Subsidiaries, except for such restrictions that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

               (i) Receivables. All of the Receivables of the Company, together with any instruments securing the same, (i) were made for valuable consideration, (ii) to the Knowledge of the Company, constitute valid obligations in all respects of the Persons shown as indebted thereon by the records of the Company or its Subsidiaries and (iii) to the Knowledge of the Company are legally enforceable in all respects according to their terms (subject to the Bankruptcy and Equity Exception), except in the case of clauses (i), (ii) and (iii) for such Receivables, the failure of which to satisfy the requirements of such clauses, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All of the Receivables, together with any instruments securing same, (A) set forth on Section 5.1(i) of the Company Disclosure Schedule are freely assignable by the Company or its Subsidiaries (as the case may be) and
        (B) other than those Receivables otherwise designated on Section 5.1(i) of the Company Disclosure Schedule, are not subject to any valid right of set-off or similar claim, except in the case of Receivables the failure of which to be freely assignable or not subject to any valid right of set-off or similar claim, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The amounts shown on the records of the Company and its Subsidiaries to be owing and unpaid on the respective Receivables reflect, in all respects material to the Company, the true and correct outstanding balances owing and unpaid thereon as of the respective dates indicated therein.

               (j) Material Contracts. Except as set forth in the Company Reports prior to the date hereof or as disclosed in Section 5.1(j) of the Company Disclosure Schedule, none of the Company or its Subsidiaries has entered into or is otherwise bound by (i) any contract which contains restrictions with respect to payment of dividends or any other distributions in respect of its capital stock (except for those contracts which restrict the payment of dividends upon the occurrence of an event of default), (ii) any





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                                                                              25

        material guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than (A) the endorsement of negotiable instruments for collection in the ordinary course of business, (B) guarantees of letter of credit reimbursement obligations, purchase orders and similar obligations issued for the benefit of customers in the ordinary course of business and (C) guarantees of indebtedness of or performance by any wholly owned Subsidiary of the Company), (iii) any management service or consulting contract not terminable on less than 90 days' notice which is reasonably expected to involve the payment by the Company in any year of an amount in excess of US$500,000, (iv) any Contract which would limit or restrict in any manner the right or ability of the Company or any Subsidiary after the Closing Date to engage in any line of business, or to compete with any Persons, or (v) any Contract not entered into in the ordinary course of business which is reasonably expected to involve the payment by the Company of US$2,500,000 or more in any year and is not cancellable without penalty within 90 days. Each Contract set forth in the Company Disclosure Schedule in reference to this Section 5.1(j) is in full force and effect and there exist no defaults or events of default or event, occurrence, condition or act on the part of the Company or, to the Company's Knowledge, any other party to such Contracts (including the consummation of the transactions contemplated hereby) which, with the giving of notice or the lapse of time, would reasonably be expected to result in a Company Material Adverse Effect.

               (k) Environmental Matters. Except as disclosed in the Company Reports prior to the date hereof and except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) to the Company's Knowledge, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) to the Company's Knowledge, all properties owned or operated by the Company or its Subsidiaries (the "Company Properties") are not contaminated with any Hazardous Substance in violation of any applicable Environmental Law and have not been operated as a sanitary landfill or hazardous waste disposal site; (iii) neither the Company nor any of its Subsidiaries has received any notices, demand letters or requests for information from any Governmental Entity or any third party indicating that the Company may be in violation of any Environmental Law and none of the Company, its Subsidiaries or any of the Company Properties are subject to any court order, administrative order or decree arising under any Environmental Law; and (iv) to the Company's Knowledge, no Hazardous Substance has





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                                                                              26

        been disposed of, transferred, released or transported from any of the Company Properties during the time such Company Property was owned or operated by the Company or one of its Subsidiaries other than as permitted under applicable Environmental Law.

               (l) Taxes. Except to the extent that any breach, failure or inaccuracy, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect:

                       (i) all Tax Returns that are required to be filed by or with respect to the Company and each of its Subsidiaries have been duly filed and all such Tax Returns are complete and accurate.

                      (ii) all Taxes shown to be due on the material Tax Returns referred to in clause (i) have been paid in full;

                      (iii) those Tax Returns referred to in clause (i) Section 5.1(l)(i) that are currently under examination by the Internal Revenue Service or the appropriate state, local or foreign Taxing authority are set forth in Section 5.1(l) of the Company Disclosure Schedule;

                      (iv) all assessments made as a result of the examinations referred to in Section 5.1(l)(iii) have been paid in full; and

                      (v) no waivers of statutes of limitation have been given by or requested with respect to any Tax Returns of the Company or any of its Subsidiaries other than those set forth in Section 5.1(l) of the Company Disclosure Schedule.

        Except as set forth in Section 5.1(l) of the Company Disclosure Schedule, all amounts payable by the Company or any of its Subsidiaries pursuant to Section 6.13(b) or 6.13(e) of the Agreement and Plan of Merger among AT&T Capital Corporation, AT&T Corp., Hercules and Antigua Acquisition Corporation, dated as of June 5, 1996, as amended to date (the "Plan of Merger"), have been paid, and neither the Company nor any of its Subsidiaries has any continuing liability with respect to any tax sharing agreements referred to in Section 6.13(e) of the Plan of Merger or otherwise. In addition, neither the Company nor any of its Subsidiaries has indemnified or otherwise become obligated to any Person with respect to any income tax liability.





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                                                                              27

               (m) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization relating to employees of the Company, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, except in each case for those exceptions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There have been no material work stoppages or other such controversies during the past five years from the date hereof. The Company and its Subsidiaries are in compliance in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, except in each case with those exceptions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (n) Intellectual Property. (i) Section 5.1(n)(i) of the Company Disclosure Schedule lists, as of the date of this Agreement: (A) all material foreign and domestic patents and patent applications which are owned by the Company and its Subsidiaries; and (B) all material foreign and domestic copyright registrations, trademark registrations, trademark registration applications, service mark registrations, service mark registration applications and trade names which are owned by the Company and its Subsidiaries (collectively the "Company IP Rights"). Section 5.1(n)(i) of the Company Disclosure Schedule also lists: (1) all material license agreements of foreign or domestic patent, trademark or service mark rights entered into by or primarily for use by the Company and its Subsidiaries; and (2) all material computer programs, databases and other computer software utilized by the databases and other computer software used by the Company and its Subsidiaries as of the Closing Date (collectively the "Company License and Computer Rights").

                      (ii) Except as disclosed in the Company Reports filed with the SEC prior to the date hereof, the Company owns, or is licensed to use, all of the Company IP Rights





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                                                                              28

        and the Company License and Computer Rights, with such exceptions and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                      (iii) Unless otherwise indicated in Section 5.1(n)(iii) of the Company Disclosure Schedule: (A) there are no existing or, to the Knowledge of the Company, threatened claims by any third party based on the use by, or challenging the ownership of, the Company IP Rights or the Company License and Computer Rights; (B) to the Knowledge of the Company, (1) none of the products, apparatus, methods or services which the Company or any of its Subsidiaries makes, offers, sells or provides infringes upon the intellectual property of others and (2) none of the intellectual property of the Company or its Subsidiaries is being infringed by others; (C) each item of Company IP Rights and Company License and Computer Rights has been duly registered with, filed in or issued by the appropriate domestic or foreign governmental agency, to the extent required to protect such property, and each such registration, filing and issuance remains in full force and effect; (D) none of the Company or its Subsidiaries has received any oral or written claim or demand from any person pertaining to or challenging the right of the Company or its Subsidiaries to use any Company IP Rights or Company License and Computer Rights, and no proceedings have been instituted, are pending or, to the Knowledge of the Company, threatened which challenge such rights; and (E) no litigation or claim is pending or, to the Knowledge of the Company, threatened wherein the Company or any of its Subsidiaries is accused of infringing or otherwise violating the intellectual property right of another, or of breaching a contract conveying rights regarding intellectual property, except in the case of each of clauses (A), (B), (C), (D) and (E) for such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Within the six-year period immediately prior to the date of this Agreement, to the Knowledge of the Company, neither the Company nor its Subsidiaries made use of any intellectual property material to the operation of their respective businesses at the Closing Date other than rights under the Company IP Rights and the Company License and Computer Rights, except as set forth in Section 5.1(n)(iii) of the Company Disclosure Schedule and except such uses as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (o) Insurance. True and complete copies of all material insurance policies maintained by the Company and





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                                                                              29

        its Subsidiaries (or, to the extent not yet finalized and available, the commitments with respect thereto), together with written descriptions of all formal self-insurance policies and programs maintained for the benefit of the Company or any of its Subsidiaries by the Company or any of its Affiliates, have been made available to Purchaser. Such material policies provide coverage for the operations of the Company and its Subsidiaries in amounts and covering such risks as the Company believes is necessary to conduct its business. Neither the Company nor any of its Subsidiaries has received formal notice that any such policy is invalid or unenforceable.

               (p) Lucent and Other Agreements. Section 5.1(p) of the Company Disclosure Schedule sets forth a list of each operating agreement, license agreement, intercompany agreement and other agreement which involves annual payments in excess of $1,000,000 between the Company, on the one hand, and each of Lucent Technologies Inc., AT&T Corp. or NCR Corporation, on the other hand (all such agreements with Lucent Technologies Inc. being referred to herein as the "Lucent Agreements" and all such agreements with either AT&T Corp. or NCR Corporation being referred to herein as the "Other Agreements"). Each Lucent Agreement is in full force and effect and is a valid and binding agreement of the parties thereto enforceable against each such party in accordance with its terms, except as affected by the Bankruptcy and Equity Exception. The Company has not received any notice that it is in default under any of the Other Agreements.

               (q) Brokers and Finders. Neither the Company nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, subject, however, to the understanding set forth in Section 7.9 hereof.

               (r) Bank Act (Canada). The Company is in compliance in all material respects with the Bank Act (Canada).

               (s) Employee Benefits. Except to the extent that any breach, failure or inaccuracy, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect:

                           (i) Section 5.1(s) of the Company Disclosure Schedule
                contains a true and complete list of each "employee benefit plan" (within the meaning of





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                                                                              30

               section 3(3) of ERISA, including, without limitation, multiemployer plans (within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other written employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), under which the Company or any of its Subsidiaries has any present or future liability other than solely as a result of its status as an ERISA Affiliate of a plan sponsor or any contributing employer (provided, that, with respect to plans, agreements, programs, policies and arrangements maintained outside the United States, Section 5.1(s) of the Company Disclosure Schedule contains a true and complete list of each written plan, agreement, program, policy and arrangement). All such plans, agreements, programs, policies and arrangements are collectively referred to herein as "Company Plans".

                          (ii) To the extent requested by Purchaser, with
               respect to each Company Plan for U.S. based employees, the Company has delivered or made available to Purchaser a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable; (C) any summary plan description; and (D) for the three most recent years (I) the Form 5500 and attached schedules and (II) audited financial statements.

                         (iii) All Company Plans are in substantial compliance
               with all applicable laws, including the Code and ERISA. The Company has received a favorable determination letter from the Internal Revenue Service with respect to the qualified status of each Company Plan that is an "employee pension benefit plan" within the meaning of section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under section 401(a) of the Code and the plan is so qualified and,





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                                                                              31

               nothing has occurred, whether by action or failure to act, that would be reasonably expected to cause the loss of such qualification. Except as disclosed in Section 5.1(g)(i) of the Company Disclosure Schedule, there is no pending or threatened action, suit or claim relating to the Company Plans and, to the knowledge of the Company, no facts exist which could give rise to any such action, suit or claim. Neither the Company nor any Subsidiary has engaged in any transactions with respect to any Company Plan that could reasonably be expected to subject the Company or any of its Subsidiaries to a tax or penalty imposed by section 4975 of the Code.

                          (iv) As of the date hereof, no liability under Title
               IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single- employer plan of any entity which is considered one employer with the Company under section 4001 of ERISA or section 414 of the Code (an "ERISA Affiliate") other than the payment of premiums of the Pension Benefit Guaranty Corporation. None of the Company, its Subsidiaries or any ERISA Affiliate have contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time during the six-year period prior to the date hereof.

                           (v) (A) No event has occurred and no condition exists
               that would be reasonably likely to subject the Company or its Subsidiaries to any tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations with respect to a Company Plan; and (B) for each Company Plan with resect to which a Form 5500 has been field, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof.

                          (vi) All contributions required to be made by the
               Company or any of its Subsidiaries under the terms of any Company Plan have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the





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                                                                              32

               date hereof. Neither any Company Plan nor any single-employer plan of an ERISA Affiliate has had an "accumulated funding deficiency" (whether or not waived) within the meaning of section 412 of the Code or section 302 of ERISA. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to section 401(a)(29) of the Code.

                         (vii) With respect to each single-employer plan of an
               ERISA Affiliate, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities" within the meaning of section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation) did not exceed the then current value of the assets of any such single- employer plan. Neither the Company nor its Subsidiaries maintain or contribute to a Company Plan subject to Title IV of ERISA.

               Notwithstanding anything in this Agreement to the contrary, the Company shall be deemed to have made no representation or warranty whatsoever and the Sellers shall be deemed to have granted no indemnity with respect to any matter arising from, relating to or otherwise in respect of, the levels of compensation (including bonuses and or severance arrangements) or the numbers or ownership of outstanding stock options or phantom equity interests or stock appreciation rights owned by employees of the Company or its Subsidiaries.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

               6.1 Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers that, except as set forth on the specific section of the Purchaser Disclosure Schedule referenced to in any particular representation and warranty referenced below:

               (a) Organization, Good Standing and Qualification.
        (i) Each of Purchaser and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on





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                                                                              33

        its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, would not reasonably be expected to have a Purchaser Material Adverse Effect.

                      (ii) Section 6.1(a)(ii) of the Purchaser Disclosure Schedule contains a complete list of each Subsidiary of Purchaser and each Purchaser Material Subsidiary. Purchaser has made available to Hercules a complete and correct copy of the certificates of incorporation and by-laws (or comparable documents), each as amended to date, of the Purchaser and each of the Purchaser Material Subsidiaries (other than those of Newcourt DFS Inc.). Purchaser's and the Purchaser Material Subsidiaries' certificates of incorporation and by-laws (or comparable documents) so made available are in full force and effect, and neither Purchaser nor any of its Subsidiaries is in default or violation of any provisions of its respective certificate of incorporation or by-laws except for such defaults or violations which, when taken together with all other such defaults or violations, would not reasonably be expected to have a Purchaser Material Adverse Effect.
        Section 6.1(a)(ii) of the Purchaser Disclosure Schedule contains a correct and complete list of each jurisdiction where Purchaser and each of the Purchaser Material Subsidiaries is organized and qualified to do business. Except as set forth in Section 6.1(a)(ii) of the Purchaser Disclosure Schedule, and except for securities acquired in the ordinary course of business, including in connection with the realization on collateral positions and the acquisition of securities as part of any financing transaction, neither Purchaser nor any of its Subsidiaries owns less than 100% of the outstanding voting securities or other equity interests of any corporation, joint venture or other entity that would qualify as a Purchaser Material Subsidiary (other than investments in marketable securities of any Person, none of which exceed 5% of the outstanding capital stock or other equity interests of such Person).

               (b) Capital Structure. The authorized capital stock of Purchaser consists of an unlimited number of Purchaser Common Shares, of which 82,675,910 shares were outstanding on November 17, 1997; an unlimited number of Special Shares, of which no shares were outstanding on November 17, 1997; and an unlimited number of Class A preference shares issuable in series ("Preference Shares"), of which no shares were outstanding on November 17, 1997. All of the outstanding shares of capital stock have been duly authorized and are validly issued, fully paid and nonassessable. As of the date hereof, there are 4,228,490 outstanding Purchaser Options. On the date of this Agreement, no Purchaser Common Shares, Special Shares or Preference Shares have been issued except Purchaser Common Shares issued upon the exercise of Purchaser Options. As of the date hereof, there are 3,845,010 Purchaser Options that are "in-the-money" (by an aggregate amount of Canadian $112.6 million), assuming that Purchaser Common Shares have a market value of Canadian $50 per share. Each of the outstanding shares of capital stock or other equity securities of each Purchaser Material Subsidiary is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by Purchaser or a direct or indirect wholly owned Subsidiary of Purchaser, free and clear of any Lien. Except as set forth in Section 6.1(b) of the Purchaser's Disclosure Schedule, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other equity securities of Purchaser or any Purchaser Material Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity securities of Purchaser or any Purchaser Material Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Purchaser does not have outstanding Voting Debt.

               (c) Authority. No vote, or other approval or consent or other evidence of approval of holders of capital stock of Purchaser is necessary (as a matter of law, as required by the TSE, ME or NYSE or otherwise) to approve this Agreement, the Investment Agreement, the Transfer Restriction Agreement, the Registration Rights Agreement, the Financing Documents or any of the transactions contemplated hereby and thereby (including the Bought-Deal Financing). Purchaser has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, the Investment Agreement, the Transfer Restriction Agreement, the Registration Rights Agreement and the Financing Documents and to consummate the transactions contemplated hereby and thereby. Each of this Agreement, the Investment Agreement, the Transfer Restriction Agreement, the Registration Rights Agreement and the

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                                                                              35

        Financing Documents constitutes a valid and legally binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, except as affected by the Bankruptcy and Equity Exception.

               (d) Governmental Filings; Consents; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 7.4, (B) under the HSR Act, the Exon-Florio provisions of the United States Defense Production Act, the Competition Act (Canada), the Exchange Act and the applicable rules of the NYSE, TSE and ME and (C) set forth in Section 6.1(d)(i) of the Purchaser Disclosure Schedule, no notices, reports or other filings are required to be made by Purchaser or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Purchaser or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery of this Agreement, the Investment Agreement, the Transfer Restriction Agreement, the Registration Rights Agreement and the Financing Documents by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby, except those as to which the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Purchaser Material Adverse Effect or prevent, materially delay or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement, the Investment Agreement, the Transfer Restriction Agreement, the Registration Rights Agreement and the Financing Documents.

                      (ii) The execution, delivery and performance of this Agreement, the Investment Agreement, the Transfer Restriction Agreement, the Registration Rights Agreement and the Financing Documents by Purchaser do not, and the consummation by Purchaser of the transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Purchaser or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any material obligations or the creation of a Lien on any material assets of Purchaser or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any provision of any Contracts of Purchaser or any of its Subsidiaries or any Law or License to which Purchaser or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts (including, without limitation, the Dell Agreements), except, in the case of clause (B) or (C) above,

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                                                                              36

        for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Purchaser Material Adverse Effect or prevent, materially delay or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement, the Investment Agreement, the Transfer Restriction Agreement, the Registration Rights Agreement and the Financing Documents (collectively, "Purchaser Material Breaches"). Section 6.1(d)(ii) of the Purchaser Disclosure Schedule sets forth a correct and complete list of each Contract and License of Purchaser and its Subsidiaries pursuant to which a consent or waiver is required prior to consummation of the transactions contemplated by this Agreement, the Investment Agreement, the Transfer Restriction Agreement, the Registration Rights Agreement and the Financing Documents in order to avoid the occurrence of a Purchaser Material Breach under such Contract or License.

                      (iii) Neither Purchaser nor any of its Subsidiaries is in breach or default under any Contract other than such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. No event has occurred (except for the execution of this Agreement) which either entitles, or would upon notice or with the lapse of time or both, entitle the holder of any indebtedness of Purchaser or any of its Subsidiaries to accelerate, or which does accelerate, the maturity of any indebtedness which is material to Purchaser and its Subsidiaries taken as a whole.

               (e) Purchaser Reports; Financial Statements. Purchaser has made available to Hercules each registration statement, prospectus, report, proxy statement, information circular or material change report prepared by Purchaser since the Audit Date, including (i) Purchaser's Annual Report for the year ended December 31, 1996, (ii) Purchaser's Annual Information Form for the year ended December 31, 1996, (iii) any offering memorandum, prospectus, registration statement, proxy statement, information circular or material change report prepared by Purchaser or its representatives since the Audit Date, including any prepared in connection with the financing of the transaction contemplated by this Agreement and (iii) Purchaser's quarterly reports for the periods ended March 31, 1997 and June 30, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the securities regulatory authorities in each of the Provinces of Canada ("CSR"), SEC, NYSE, ME and/or TSE (collectively, including any such reports filed subsequent to the date




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                                                                              37

        hereof, the "Purchaser Reports"). As of their respective dates, the Purchaser Reports did not, and any Purchaser Reports filed with the CSR, SEC, NYSE, ME and/or TSE subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of their respective dates, the Purchaser Reports complied, and any Purchaser Reports filed with the CSR, SEC, NYSE, ME and/or TSE subsequent to the date hereof will comply, as to form, in all material respects with the requirements of all rules and regulations of any Governmental Entity applicable thereto, as well as those of the NYSE, ME and TSE. Each of the consolidated balance sheets included in or incorporated by reference into the Purchaser Reports (including the related notes and schedules) fairly presents the consolidated financial position of Purchaser and its Subsidiaries as of its date and each of the consolidated statements of income and retained earnings and consolidated statements of cash flows included in or incorporated by reference into the Purchaser Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of Purchaser and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not expected to be material in amount or effect), in each case in accordance with Canadian GAAP consistently applied during the periods involved.

               (f) Absence of Certain Changes. (i) Except as disclosed in the Purchaser Reports prior to the date hereof or in Section 6.1(f) of the Purchaser Disclosure Schedule, from the Audit Date to the date hereof, Purchaser and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such businesses and there is not and has not been (A) any change in the financial condition, properties, business or results of operations of Purchaser and its Subsidiaries; or (B) any damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Purchaser or any of the Purchaser Material Subsidiaries, whether or not covered by insurance, with such exceptions to this Section 6.1(f)(i) that would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.





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                                                                              38

                      (ii) Except as disclosed in the Purchaser Reports prior to the date hereof or in Section 6.1(f) of the Purchaser Disclosure Schedule, since the Audit Date to the date hereof, there is not and has not been (A) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Purchaser; or
        (B) any change by Purchaser in accounting principles, practices or methods, except as required by Law or Canadian GAAP; or (C) any event or action which, if it had taken place or been taken following the execution of this Agreement would not have been permitted by Section 7.2 without the prior written consent of Hercules.

               (g) Liabilities. There are no liabilities or obligations, whether accrued, absolute, fixed, contingent or otherwise, of Purchaser and its Subsidiaries as of the date hereof that would be required to be reflected on a balance sheet prepared in accordance with Canadian GAAP that are not so reflected on the consolidated balance sheet of Purchaser and its consolidated Subsidiaries as of September 30, 1997, except such liabilities or obligations that are described in Section 6.1(g) of the Purchaser Disclosure Schedule or such liabilities or obligations which (when considered net of any associated financial benefit or asset of Purchaser or such Subsidiary created or arising in connection therewith) would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect. For the avoidance of doubt, the representation and warranty in this Section 6.1(g) shall not be deemed to include any representation or warranty as to the amount or quality of any assets of Purchaser or any of its Subsidiaries (including any receivables or residuals) or the lack of any impairment thereof.

               (h) Compliance with Laws; Licenses. (i) Except as set forth in the Purchaser Reports prior to the date hereof, the businesses of each of Purchaser and its Subsidiaries have not been, and are not being, conducted in violation of any applicable Laws, except for possible violations that are not, individually or in the aggregate, reasonably likely to have a Purchaser Material Adverse Effect or prevent, materially delay or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement, the Stockholders' Agreements or the Registration Rights Agreement. Except as set forth in the Purchaser Reports prior to the date hereof, no investigation or review (other than reviews taking place in the ordinary course of business) by any Governmental Entity with respect to Purchaser or any of its Subsidiaries is pending or, to the Knowledge of Purchaser, threatened, nor has any





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                                                                              39

        Governmental Entity indicated to Purchaser an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Purchaser Material Adverse Effect or prevent, materially delay or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement, the Stockholders' Agreements or the Registration Rights Agreement. To the Knowledge of Purchaser, no material change is required in Purchaser's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and neither Purchaser nor any of its Subsidiaries has received any notice or communication of any material noncompliance with any such Laws that has not been cured in all material respects.

                      (ii) Purchaser and its Subsidiaries hold all Licenses from, and have made all filings, applications and registrations with, each Governmental Entity and other Persons necessary for the operation of their respective businesses as presently conducted, except in each case for such Licenses, filings, applications and registrations, the failure of which to hold or make, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect; all such Licenses are in full force and effect, except for such Licenses, the failure of which to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect and no proceedings are pending or, to the Knowledge of Purchaser, threatened by any Governmental Entity or other Person for the suspension, revocation or termination of any such License, except for such suspensions, revocations or terminations that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. Except as set forth in
        Section 6.1(h)(ii) of the Purchaser Disclosure Schedule, neither Purchaser nor any of its Subsidiaries is in default in any respect under any such License, except for such defaults that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect, and, except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any restriction on the business or properties of Purchaser or any of its Subsidiaries, except for such restrictions that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

               (i) Other Agreements. (i) Section 6.1(i)(i) of the Purchaser Disclosure Schedule sets forth a list of each material contract between Purchaser or any of its





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                                                                              40

        Subsidiaries, on the one hand, and Dell Computer Corporation or any of its respective Subsidiaries, on the other hand (the "Dell Agreements"). Each Dell Agreement is in full force and effect and is a valid and binding agreement of the parties thereto enforceable against each such party in accordance with its terms, except as affected by the Bankruptcy and Equity Exception. Purchaser has not received any notice that it is in default under any of the Dell Agreements. Purchaser represents and warrants that neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall cause a termination of any of the Dell Agreements.

                      (ii) Purchaser has provided Hercules with copies of each shareholders' agreement, transfer restriction agreement, registration rights agreement, voting agreement or other similar agreement concerning the Purchaser Common Shares to which Purchaser is a party or of which Purchaser has Knowledge (together with the Stockholders' Agreements, the "Purchaser Common Share Agreements"), each as in effect on the date hereof. All such agreements are set forth in Section 6.1(i)(ii) of the Purchaser Disclosure Schedule.

               (j) Brokers and Finders. Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, the Stockholders Agreement or the Registration Rights Agreement, except that Purchaser has employed CIBC Wood Gundy Securities Inc., Goldman, Sachs & Co. and Merrill Lynch to act as its financial advisors, the arrangements with which have been disclosed to Sellers prior to the date hereof and the fees of which will be borne entirely by Purchaser.

               (k) Available Funds. Attached hereto as Exhibit H is a fully executed copy of the Underwriting Agreement and commitment letter for a "bought deal" regarding a public offering of Purchaser Common Shares and the commitment letter to enter into the Installment Receipt and Pledge Agreement (which together with the other documents entered into or to be entered into in connection with the Bought-Deal Financing are referred to as the "Financing Documents") which, if completed in accordance with its terms, will yield net proceeds of not less than US$1,100,000,000 (the "Bought-Deal Financing") available, subject to escrow arrangements with respect to the public offering of subscription receipts for Purchaser Common Shares in the Installment Receipt and Pledge Agreement (the "Escrow Arrangement"), within three weeks following the date hereof. After due inquiry, Purchaser has no reason to believe that any of the





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                                                                              41

        conditions that it is required to satisfy under the Underwriting Agreement or any other Financing Document will not be satisfied on a timely basis.

               (l) Validity of Shares. The issuance of the Purchaser Common Shares comprising part of the Purchase Price has been duly authorized by all necessary corporate action on the part of Purchaser and, when such Purchaser Common Shares are issued and delivered in accordance with the terms of this Agreement, such Purchaser Common Shares will be validly issued, fully paid and nonassessable and shall be free and clear of any Liens (other than pursuant to the Transfer Restriction Agreement and the Indemnity Escrow Agreement or to the extent created by any Holder). The Purchaser is a reporting issuer under the Securities Act (Ontario) and the Securities Act (Quebec) and is not in default in any material respect of any requirement of either such Act or the regulations thereunder; the Purchaser Common Shares are registered under the Exchange Act, and the Purchaser has made all filings and reports required by the Exchange Act, the Securities Act and the rules and regulations of the SEC thereunder; and the Purchaser is in compliance in all material respects with all of the rules and regulations of the NYSE. All of the issued and outstanding Purchaser Common Shares are, and the Purchaser Common Shares to be issued under Section 2.2(b) will at the time of such issuance be, listed and posted for trading on each of the NYSE, TSE and ME. There is no undertaking required or other condition imposed by any of the NYSE, TSE or ME in connection with the transactions contemplated herein which would have the effect of restricting the transferability of the Purchaser Common Shares.

               (m) Investment Intent. Purchaser is acquiring the
        Stock for its own account, for investment and not with a view to, or for resale in connection with, the distribution thereof.

               (n) Bank Act (Canada). Purchaser is not a "financial institution" as such term is defined in the Bank Act (Canada).

               (o) Limitation on Liability. Purchaser understands and agrees that none of the Sellers, the Company nor any of their respective Affiliates are making any representation and warranty whatsoever, express or implied, other than those representations and warranties of Sellers and the Company expressly set forth in Articles IV and V, respectively. Purchaser understands and agrees that, following the Closing, it shall not be entitled to





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                                                                              42

        indemnification from Sellers with respect to any claims arising out of any breach by Sellers or the Company of this Agreement, including any breach of a representation and warranty, except as expressly provided in
        Section 10.1. Purchaser acknowledges that neither Hercules nor the Company nor any of their respective Affiliates, directors, officers, employees, counsel, accountants or other representatives shall have any liability to Purchaser or any of the underwriters in the Bought-Deal Financing whatsoever in connection with any offering memorandum, prospectus, registration statement or proxy statement prepared by Purchaser or its representatives in connection with the Purchaser's financing of the transactions contemplated by this Agreement, except with respect to the written information about Hercules furnished by Hercules specifically for inclusion in such documents which is set forth in Section 6.1(o) of the Seller Disclosure Schedule (the "Hercules Information").

                                   ARTICLE VII
                                    COVENANTS

               7.1 Interim Operations of the Company. (a) Hercules and the Company agree that, after the date hereof and prior to the Closing (unless Purchaser shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement or Section 7.1(a) of the Company Disclosure Schedule and Section 7.1(a) of the Seller Disclosure Schedule):

                      (i) the business of the Company and its Subsidiaries
               shall, subject to the further provisions of this Section 7.1(a), be conducted in the ordinary and usual course and, to the extent consistent therewith, the Company and its Subsidiaries shall use reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors and business associates;

                      (ii) the Company shall not (A) sell or pledge any capital
               stock owned by it in any of its Subsidiaries (other than pursuant to a merger of two or more wholly owned Subsidiaries); (B) amend its or its Subsidiaries' charter or by-laws (or comparable documents); (C) split, combine or reclassify, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its outstanding shares of





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                                                                              43

               capital stock; (D) declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of any capital stock; or (E) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

                      (iii) neither the Company nor any of its Subsidiaries
               shall: (A) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class (other than Shares issuable pursuant to Company Options outstanding on the date hereof); or (B) other than (1) pursuant to a merger of two or more wholly owned Subsidiaries, (2) in connection with securitization transactions undertaken in the ordinary and usual course of business, (3) in the ordinary and usual course of business and in an amount not in excess of US$20,000,000 in any transaction or series of new related transactions or (4) in connection with lease renewals or sales of leased property to the lessee thereof, transfer, lease, license, guarantee, sell, mortgage, pledge or dispose of any other property or assets (including capital stock of any of its Subsidiaries) or encumber any property or assets (including capital stock of any of its Subsidiaries); or (C) other than in the ordinary and usual course of business, incur or modify any material indebtedness or other liability; or (D) purchase or acquire assets or other property (other than for the purpose of financing the purchase or lease thereof by a third party) (x) which purchase or acquisition is not in the ordinary and usual course of business or (y) which assets or other property has a fair market value in excess of US$10,000,000 in any transaction or series of related transactions; or (E) expend funds in excess of US$50,000 in the aggregate for environmental remedial actions at the Auburn Facility;

                      (iv) neither the Company nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Company Plans or employment agreements or increase the salary, wage, bonus or other

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                                                                              44

               compensation of any employees (other than payments required or permitted under the Company's retirement plans, severance plans and annual incentive plans) except (A) grants, awards and increases that are contemplated by existing board resolutions or this Agreement as set forth in Section 7.1(a)(iv) of the Company Disclosure Schedule or (B) increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases) or (C) otherwise required by applicable law or the terms of such plans;

                      (v) neither the Company nor any of its Subsidiaries shall
               settle or compromise any claim or litigation for an amount in excess of US$5,000,000 or, except in the ordinary and usual course of business modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

                      (vi) neither the Company nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss- payable payee to be cancelled or terminated except in the ordinary and usual course of business;

                      (vii) the Company and its Subsidiaries shall promptly
               notify the Purchaser of receipt of any notice from any significant customer of the Company or any of its Subsidiaries of such customer's intention to terminate any material Contract with the Company or any of its Subsidiaries;

                      (viii) neither the Company nor any of its Subsidiaries
               shall change any accounting principle used by the Company or any of its Subsidiaries other than as required by U.S. GAAP or applicable law (in which case the Company will give Purchaser notice of such change);

                      (ix) neither the Company nor any of its Subsidiaries shall
               (A) pay any dividend or other distribution to Hercules or any of its Affiliates in cash, stock or property (other than, for the avoidance of doubt, the $750,000 management fee payable to Hercules or its Affiliates by the Company on or prior to December 31, 1997, but in no event for any period or portion thereof thereafter), (B) issue any capital stock, options, warrants or similar instruments, or (C) transfer any property or assets to, or make other

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                                                                              45

               financial accommodations to, Hercules or any of its Affiliates (other than the $750,000 management fee payable to Hercules or its Affiliates by the Company on or prior to December 31, 1997, but in no event for any period or portion thereof thereafter);

                      (x) the Company will not make and Hercules will not cause
               the Company to make any amendments or modifications to its credit manual; and

                      (xi) neither the Company nor any of its Subsidiaries will
               authorize or enter into any binding, non-cancellable agreement to do any of the foregoing that may not be terminated without penalty immediately after the Closing.

               (b) Sellers agree that, after the date hereof and prior to the Closing (unless Purchaser shall otherwise approve in writing) none of them shall sell, assign, pledge, dispose of or encumber any Shares owned by them or any of their Affiliates, except as contemplated by Section 2.1(b).

               7.2 Interim Operations of Purchaser. Purchaser agrees that, after the date hereof and prior to the Closing (unless Hercules shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement or Section 7.2 of the Purchaser Disclosure Schedule):

                      (i) the business of Purchaser and its Subsidiaries shall
               be conducted in the ordinary and usual course (except to the extent such conduct would not otherwise adversely affect the value of the Purchaser and its Subsidiaries, taken as a whole, or impair or delay the Purchaser's ability to consummate the transactions contemplated by this Agreement, including the Bought-Deal Financing, in each case, in any material respect) and, to the extent consistent therewith, Purchaser and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with material customers, material suppliers, material distributors, material creditors, material lessors and material business associates, provided that to the extent that any of the foregoing (other than financing or credit transactions entered into by the Purchaser) would require Purchaser to obtain prior consent under the Investment Agreement, Purchaser shall obtain the prior consent of Hercules,





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                                                                              46

               which consent right it shall exercise reasonably, in good faith and in the best interests of the Purchaser;

                      (ii) Purchaser shall not (A) amend its charter or by-laws
               (or comparable documents); (B) split, combine or reclassify, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its outstanding shares of capital stock; (C) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock, except for cash dividends declared and paid with board approval in the ordinary course of business; or (D) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

                      (iii) neither Purchaser nor any of the Purchaser Material
               Subsidiaries shall issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of, its capital stock of any class, other than (A) Purchaser Common Shares issuable pursuant to Purchaser Options outstanding on the date hereof, (B) in respect of the Bought-Deal Financing, (C) issuances of shares or grants of options for the purpose of compensating employees, officers and directors consistent with past business practice, provided that in no event shall the aggregate number of shares so issued and options so granted represent greater than 5% of the total number of shares outstanding as of the date of this Agreement, (D) issuances of shares for the purpose of effecting acquisitions of businesses, properties or assets having a purchase price not in excess of US$20,000,000 or (E) transactions solely between Purchaser and one or more of its wholly-owned Subsidiaries or transactions solely between or among wholly-owned Subsidiaries;

                      (iv) Purchaser shall not amend or authorize an amendment
               to, waive or authorize any waiver of rights under, or terminate any of the Financing Documents or any of the Purchaser Common Share Agreements (other than the Shareholders' Agreement) to which it is a party or any other agreement relating to the transactions contemplated by this Agreement without the





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                                                                              47

               prior written approval of Hercules, which approval will not be unreasonably withheld or delayed; and

                      (v) neither Purchaser nor any of its Subsidiaries will
               authorize or enter into any binding, non-cancellable agreement to do any of the foregoing that may not be terminated without penalty immediately after the Closing.

               7.3 Access; Confidentiality. (a) Upon reasonable notice, and except as may otherwise be required by applicable law, Hercules shall (and shall cause the Company and its Subsidiaries to) afford Purchaser's directors, officers, employees, counsel, accountants and other authorized representatives access, during normal business hours throughout the period prior to the Closing, to the properties, books, Contracts and records of the Company and, during such period, shall (and shall cause the Company and its Subsidiaries to) furnish promptly to Purchaser all information concerning the business, properties and personnel of the Company as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by Sellers, and provided, further, that the foregoing shall not require Hercules or the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of Hercules would result in the disclosure of any trade secrets of third parties or violate any of its or the Company's obligations with respect to confidentiality. All requests for information made pursuant to this Section shall be directed to an executive officer of Hercules or such Person as may be designated by its executive officers, as the case may be. Any information regarding the Company heretofore or hereafter obtained by Purchaser or its representatives from either Hercules or the Company shall be subject to the terms of the Confidentiality Agreement, and such information shall be held by Purchaser and its representatives in accordance with the terms of the Confidentiality Agreement. Purchaser agrees to comply, and to ensure that its representatives comply, with all reasonable restrictions imposed upon Purchaser by Hercules or the Company in connection with the access provided pursuant hereto and, in the event this Agreement is terminated, will indemnify and hold harmless the Sellers for Losses and Expenses arising as a direct result of any act or omission by Hercules, the Company or any of the Company's Subsidiaries taken or not taken, as the case may be, at the direction of Purchaser or its representatives.

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                                                                              48

               (b) Upon reasonable notice, and except as may otherwise be required by applicable law, Purchaser shall (and shall cause its Subsidiaries to) afford Hercules's directors, officers, employees, counsel, accountants and other authorized representatives access, during normal business hours throughout the period prior to the Closing, to the properties, books, Contracts and records of Purchaser and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to Hercules all information concerning the business, properties and personnel of Purchaser as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by Purchaser, and provided, further, that the foregoing shall not require Purchaser to permit any inspection, or to disclose any information, that in the reasonable judgment of Purchaser would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality. All requests for information made pursuant to this Section shall be directed to an executive officer of Purchaser or such Person as may be designated by its executive officers, as the case may be. Any information regarding Purchaser heretofore or hereafter obtained by Hercules or its representatives from Purchaser shall be subject to the terms of the Purchaser Confidentiality Agreement, and such information shall be held by Hercules and the Company and their representatives in accordance with the terms of the Purchaser Confidentiality Agreement. Hercules agrees to comply, and to ensure that its representatives comply, with all reasonable restrictions imposed upon Hercules by Purchaser in connection with the access provided pursuant hereto and, in the event this Agreement is terminated, will indemnify and hold harmless the Purchaser for Losses and Expenses arising as a direct result of any act or omission by Purchaser or any of the Purchaser's Subsidiaries taken or not taken, as the case may be, at the direction of Hercules or its representatives.

               7.4 Filings; Other Actions; Notification. (a) Sellers and Purchaser shall cooperate with each other and use (and cause their respective Subsidiaries to use) their respective reasonable best efforts to prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents, including notification and report under the HSR Act, the Exon-Florio provisions of the United States Defense Production Act and the Competition Act (Canada) and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be




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                                                                              49

        obtained from any Governmental Entity in connection with the transactions contemplated by this Agreement; provided that Sellers shall not be required to prepare and file any such documentation or to obtain any such permits, consents, approvals and authorizations in connection with the Purchaser's financing of its purchase of Stock under this Agreement, all of which shall be the sole responsibility of Purchaser. Subject to applicable laws relating to the exchange of information, Hercules and Purchaser shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company, Sellers or Purchaser, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any Governmental Entity in connection with the transactions (including Purchaser's financing of its purchase of Stock hereunder) contemplated by this Agreement. In exercising the foregoing right, each of Hercules and Purchaser shall act reasonably and as promptly as practicable.

               (b) Without limiting the generality of the undertakings pursuant to this Section, Hercules and Purchaser each agree to take or cause to be taken the following actions: (i) provide promptly to any and all federal, state, local or foreign court or Government Entity with jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; and (ii) take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of such transactions in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the transactions contemplated by this Agreement, any and all commercially reasonable steps (including the appeal thereof or the posting of a bond, but not including undertaking the sale or other disposition of, or the holding separate of, any assets, categories of assets or businesses of Hercules, the Company or Purchaser or the respective Subsidiaries of any of them having an aggregate value in excess of 10% of the pro forma combined assets of the Company and the Purchaser following the Closing) necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement; provided that Sellers shall not be required to take any action contemplated by clauses






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                                                                              50

        (i) and (ii) above with respect to or in connection with the Purchaser's financing of its purchase of Stock under this Agreement, it being understood that the taking of all such actions shall be the sole responsibility of Purchaser.

               (c) Hercules and Purchaser each shall, upon request by the other, furnish the other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Sellers, the Company, Purchaser or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

               (d) Hercules and Purchaser each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Hercules or Purchaser, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity with respect to the transactions contemplated by this Agreement. Hercules and Purchaser each shall give prompt notice to the other of any change that is reasonably likely to prevent, materially delay or materially impair the ability of Hercules or Purchaser to consummate the transactions contemplated by this Agreement.

               (e) Sellers, the Company and Purchaser shall use reasonable efforts to obtain each consent or approval of each other Person whose consent or approval is required in order to permit the maintenance by the Company or Purchaser, as applicable, following the Closing of any obligation, right or interest of the Company or Purchaser, as applicable, under any Contract or any non-governmental permit, franchise, concession or license to which the Company, Purchaser or any of their respective Subsidiaries is a party or is subject.

               7.5 Publicity. Unless otherwise required by law or in order to continue doing business in the ordinary course, prior to the earlier of (x) the Closing Date and (y) the second anniversary of the date of termination of this Agreement, no news release or other public announcement pertaining to the transactions contemplated by this Agreement shall be made by or on behalf of either party hereto without the prior approval of the other party.

               7.6 Indemnification; Directors' and Officers' Liability Insurance. (a) On and after the Closing Date,




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                                                                              51

        until October 1, 2002, Purchaser shall, or shall cause the Company to, indemnify and hold harmless, to the fullest extent permitted under applicable law (and Purchaser shall, or shall cause the Company to, advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director, officer and employee of the Company and its Subsidiaries (including any predecessor companies) (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, including the transactions contemplated by this Agreement.

               (b) Purchaser shall ensure that the Company shall from and after the Closing Date until October 1, 2002, have in place officers' and directors' liability insurance providing insurance protection to the Company's and its Subsidiaries' officers and directors substantially similar (including as to scope, deductible and maximum liability) as the insurance maintained by or for the Company as of June 5, 1996 ("D&O Insurance"), so long as the annual premium therefor is not in excess of $750,000 (the "Current Premium"); provided, however, if a future annual premium exceeds the Current Premium, Purchaser shall cause the Company to use its best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess of the Current Premium.

               (c) If the Company or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its Properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in this Section.

               (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.





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                                                                              52

               7.7 Reasonable Best Efforts and Cooperation. Sellers, the Company and Purchaser each shall use (and shall cause their Subsidiaries to use) its reasonable best efforts to cause the conditions set forth in Article VIII hereof to be satisfied and to consummate the transactions contemplated by this Agreement (provided that, for the avoidance of doubt, it is understood and agreed that neither Sellers nor the Company shall be required to exercise reasonable best efforts with respect to the Bought-Deal Financing and shall have no obligation to furnish any information (other than the Hercules Information) to any Person for purposes of, or otherwise in connection with, the Bought-Deal Financing). Without limiting the foregoing, Purchaser shall use its reasonable best efforts to cause the Bought-Deal Financing to be consummated on a timely basis.

               7.8 Further Assurances. Each party shall cooperate with the other, and execute and deliver, or use its best efforts to cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and to make all filings with and to obtain all consents, approvals or authorizations of any Governmental Entity or any other Person under any permit, license, agreement, indenture or other instruments, and take all such other actions as such party may reasonably be requested to take by the other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

               7.9 Expenses. Whether or not the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (other than those third-party fees and expenses incurred by or on behalf of Hercules, the Company or any of their respective Affiliates in connection with the Bought-Deal Financing, which shall be payable, in any case, by Purchaser, but including, without limitation, broker's and finder's fees and attorneys' fees and expenses) shall be paid by the party incurring such expenses, provided, however, that, notwithstanding the foregoing, it is understood and agreed that the Company will bear US$3 million (less the amount of reasonable fees paid by the Company to its public relations firm and to Sidley & Austin in connection with the transactions contemplated hereby) of third party fees and expenses which may be allocated to it by Hercules or certain of its Affiliates (on behalf of the Sellers) and that Sellers will bear any and all such third party fees and expenses incurred by the Sellers and allocated to the Company in excess of such amount.

               7.10 Taxes. Purchaser shall be liable for and shall pay all applicable sales, transfer, recording, deed, stamp and




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                                                                              53

other similar taxes resulting from the consummation of the transactions contemplated hereby.

               7.11 Reporting Issuer Status and Listing. Purchaser undertakes to remain a reporting issuer under the Securities Act (Ontario) and the Securities Act (Quebec) not in default of any requirement of either such Act or the regulations thereunder, and to maintain its status as a reporting company under the Exchange Act and to maintain the listing of the Purchaser Common Shares (including those to be issued pursuant hereto) on each of the NYSE and the TSE for a period of no less than twenty four months immediately following the Closing Date; provided, however, that no breach of this covenant shall be deemed to have occurred unless (and then only to the extent that) any Holder shall, as a result of Purchaser's non-compliance herewith, not be able or be materially impaired in its ability to sell the Purchaser Common Shares conveyed to it hereunder.

               7.12 Execution of Indemnity Escrow Agreement. Hercules and Purchaser agree to enter into the Indemnity Escrow Agreement prior to the Closing with the Indemnity Escrow Agent.

                                  ARTICLE VIII
                            CONDITIONS TO THE CLOSING

               8.1 Conditions of Obligation of Each Party. The respective obligations of Purchaser and Sellers hereunder are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

               (a) No Injunction. At the Closing Date, there shall be no (i) injunction, restraining order or decree of any nature of any court or Governmental Entity of competent jurisdiction in effect that restrains or prohibits the purchase of the Stock hereunder or (ii) pending action, suit or proceeding brought by any Governmental Entity which seeks to restrain or prohibit the purchase of the Stock hereunder.

               (b) Regulatory Authorizations. All consents, authorizations, orders or approvals of each Governmental Entity listed in Part I of
        Section 4.1(d)(i) of the Seller Disclosure Schedule, Part I of Section 5.1(d)(i) of the Company Disclosure Schedule and Part I of Section 6.1(d)(i) of the Purchaser Disclosure Schedule and the filings required or permitted under the HSR Act, the Exon-Florio provisions of the United States Defense Production Act and the Competition Act (Canada) shall have been obtained and any applicable waiting periods in respect thereof (including all applicable waiting periods specified under the HSR Act





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                                                                              54

        and other applicable anti-trust laws) shall have expired or been terminated.

               8.2 Additional Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions (any of which may be waived in writing by Purchaser):

               (a) Representations and Warranties. The representations and warranties of Sellers and the Company contained in Articles IV and V of this Agreement, respectively, shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent that any representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct in all material respects as of such date.

               (b) Performance of Covenants. Sellers shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or at the Closing Date.

               (c) Certificate. Purchaser shall have received a certificate of Hercules, executed by a director of Hercules and dated the Closing Date, on behalf of the Sellers, to the effect that the conditions specified in paragraphs (a) and (b) above have been fulfilled (provided that statements therein with respect to any Selling Stockholder may be based solely on representations made by such Selling Stockholder in the Custody Agreement and Power of Attorney to which such Selling Stockholder is a party).

               (d) Legal Opinion. Purchaser shall have received opinions of Robert J. Ingato, general counsel of the Company, Maples and Calder, general counsel to Hercules, and the legal department of Nomura International plc, each dated the Closing Date and addressed to Purchaser, in the forms set forth in Exhibits I-1, I-2 and I-3, respectively.

               8.3 Additional Conditions to the Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the




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                                                                              55

following additional conditions (any of which may be waived in writing by Hercules on behalf of the Sellers):

               (a) Representations and Warranties. The representations and warranties of Purchaser contained in Article VI of this Agreement shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent that any representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct in all material respects as of such date.

               (b) Performance of Covenants. Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

               (c) Certificate. Hercules shall have received a certificate of Purchaser, executed by an executive officer of Purchaser and dated the Closing Date, to the effect that the conditions specified in paragraphs
        (a) and (b) above have been fulfilled.

               (d) Listing. The Purchaser Common Shares to be issued by Purchaser as consideration pursuant to Section 2.2 hereof shall have been listed and posted for trading on each of the NYSE, TSE and ME.

               (e) Human Resources Agreement. The payment in respect of vested options of the Company contemplated by the Human Resources Agreement shall have occurred simultaneously with the Closing.

               (f) Legal Opinion. Hercules shall have received an opinion of Jamie Johnson, counsel to Purchaser, dated the Closing Date and addressed to the Sellers, in the form set forth in Exhibit J.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

               9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing
Date:




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                                                                              56

               (a) By mutual written consent of Hercules and Purchaser; or

               (b) By either Hercules or Purchaser upon written notice to the other party in the event that any Governmental Entity (including any court of competent jurisdiction), the consent of which is necessary for the consummation of the transactions contemplated hereby pursuant to
        Section 8.1(b), shall have issued an order, decree or ruling or taken any other official action enjoining or otherwise prohibiting the transactions contemplated by this Agreement or denying approval of any application or notice for approval to consummate such transactions, and such order, decree, ruling or other action shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this clause (b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that has proximately contributed to the occurrence of such injunction, prohibition or demand; or

               (c) By either Hercules or the Purchaser upon written notice given to the other party in the event that the Closing shall not have taken place on or before February 27, 1998, provided that the failure of the Closing to occur on or before such date is not the result of a wilful breach of any covenant or agreement hereunder by the party seeking such termination; or

               (d) By Hercules upon written notice given to Purchaser at any time later than December 8, 1997 and prior to Hercules having received written notice from the Montreal Trust Company of Canada (in its capacity as custodian under the Installment Receipt Agreement and as depository under the Installment Receivable Loan Agreement, each as defined in the Underwriting Agreement) that funds raised pursuant to the Bought-Deal Financing have been deposited under the Escrow Arrangement; provided that Hercules' right to terminate this Agreement pursuant to this clause (d) shall terminate on (i) December 22, 1997 unless Hercules shall have executed a letter substantially in the form attached hereto as Exhibit M (the "Exclusivity Letter") with a term determined by Hercules not to exceed eight weeks, or (ii) the date of termination of the Exclusivity Letter after giving effect to any written extensions thereof which have been mutually agreed by Hercules and Purchaser; or

               (e) By Hercules or Purchaser upon written notice given to the other party at any time in the event that:




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                                                                              57

               (x) Underwriters underwriting more than 8% of the securities being offered in the Bought-Deal Financing have given notice of termination of their obligations under the Underwriting Agreement pursuant to Section 12(1)(b) of the Underwriting Agreement; and

               (y) there shall have occurred (i) any change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of Purchaser or any of its Subsidiaries or the Company or any of its Subsidiaries, that would be material to Purchaser, its Subsidiaries, the Company and its Subsidiaries, considered as a whole, or (ii) any change in any material fact in the Preliminary Prospectuses, Prospectuses, Registration Statement or Supplementary Material (each as defined in the Underwriting Agreement), or the existence of any new material fact, which change or new material fact has had or would reasonably be expected to have a significant adverse effect on the market price or value of the Purchaser Common Shares; provided that Purchaser may not exercise the right of termination under this Section 9.1(e) if the basis for such termination is (1) any breach or default by Purchaser of any of its representations, warranties or agreements under any of this Agreement or any of the Financing Documents or (2) the failure of the financial institutions to enter into the Instalment Receivables Loan Agreement and to advance funds as contemplated by the commitment letter; or

               (f) By Hercules or Purchaser upon written notice given to the other party in the event that:

               (x) Underwriters underwriting more than 8% of the securities being offered in the Bought-Deal Financing have given notice of termination of their obligations under the Underwriting Agreement pursuant to Section 12(2) of the Underwriting Agreement; and

               (y) there shall occur or come into effect any occurrence or any catastrophe of national or international consequence or any action, governmental law or regulation, inquiry or other occurrence of any nature whatsoever which




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                                                                              58

                      seriously adversely affects or will seriously adversely affect the Canadian or United States financial markets or the business of the Purchaser, its Subsidiaries and the Company and its Subsidiaries, considered as a whole.

               9.2 Effect of Termination. In the event of the termination of this Agreement as provided above, this Agreement (other than this Section) shall become void and of no further force and effect and there shall be no duties, liabilities or obligations of any kind or nature whatsoever on the part of either party hereto to the other party based either upon this Agreement or the transactions contemplated hereby; provided, however, that (i) nothing in this
Section 9.2 shall relieve any party from liability in respect of any wilful breach of this Agreement by it or wilful failure by it to perform its obligations hereunder, and (ii) the obligations of the parties referred to in the last sentences of Section 7.3(a) and 7.3(b) and in Sections 7.5 and 7.9 shall continue to apply following any such termination of this Agreement. No termination of this Agreement shall affect the rights and obligations of the parties under the Confidentiality Agreement and the Purchaser Confidentiality Agreement.

                                    ARTICLE X
                               GENERAL PROVISIONS

               10.1   Survival and Indemnification.

               (a) Survival. The following representations and warranties shall survive the Closing for the periods specified:

                      (i) the representations and warranties of Sellers
               contained in Article IV and the AF Representation (the "Article IV Surviving Representations") shall survive until the first anniversary of the date of this Agreement; provided, however, that, the representation and warranty contained in the first two sentences of Section 4.1(e)(i) shall survive indefinitely;

                      (ii) the representations and warranties of the Company
               (subject to the last paragraph of Article 5) contained in Sections 5.1(g)(ii), 5.1(i), 5.1(k) and 5.1(p) (the "Hercules Surviving Representations" and together with the Article IV Surviving Representations the "Sellers' Surviving Representations") shall survive until the first anniversary of the date of this Agreement; provided, however, that, the representations





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               and warranties of the Company contained in Section 5.1(k) solely insofar as they relate to the Auburn Facility (the "AF Representation") shall survive only until the six-month anniversary of the date of this Agreement; and

                       (iii) the representations and warranties of Purchaser
               contained in Sections 6.1(a)(i), 6.1(c), 6.1(d)(i), 6.1(d)(ii),
               6.1(g), 6.1(i), 6.1(j), 6.1(l), 6.1(m) and 6.1(o) (together the
               "Purchaser Surviving Representations") shall survive until the first anniversary of the date of this Agreement; provided, however, that, the representation and warranty contained in the first sentence of Section 6.1(l) shall survive indefinitely.

               The agreements of the parties contained in Sections 7.6, 7.9,
        7.10 and 7.11 and this Article X shall survive the Closing until the expiration of the term of the undertaking set forth in such covenant, if any, and otherwise until the first anniversary of the date of this Agreement. The indemnification obligations in respect of the agreement of Hercules and the Company contained in Section 7.1(a)(ix) (the "Hercules Surviving Covenant") shall survive until the first anniversary of the date of this Agreement. All other representations, warranties, covenants and agreements of the parties hereunder (including those representations and warranties contained in the certificates provided under Sections 8.2(c) and 8.3(c)), shall terminate and be of no further force or effect immediately after the Closing. No party shall have any liability or obligation of any nature with respect to any representation, warranty, covenant or agreement (including those representations and warranties contained in the certificates provided under Sections 8.2(c) and 8.3(c)) after the termination thereof.

               (b) Indemnification by Sellers. (i) Subject to the other provisions of this Section 10.1, from and after the Closing Date:

               (A) Hercules and each of the Selling Stockholders listed on Exhibit A to the Indemnity Escrow Agreement (together with Hercules, individually a "Holder" and collectively the "Holders") shall jointly and severally indemnify and hold harmless Purchaser, Purchaser's Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (each a "Purchaser Indemnified Person" and





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                                                                              60

                      collectively the "Purchaser Indemnified Persons") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including, without limiting the generality of the foregoing, liabilities for all reasonable attorneys' fees and expenses (collectively, "Losses and Expenses") suffered or incurred by any such Purchaser Indemnified Persons arising from, relating to or otherwise in respect of, any breach of any representation or warranty of the Company contained in the Hercules Surviving Representations; provided that, for purposes of the AF Representation, the representations and warranties (or any disclosures noted with respect thereto in the Company Reports) shall be deemed to be read without any "Knowledge" qualification contained therein; and provided, further, that the procedures for making claims under this
                      Section 10.1(b)(i)(A) in respect of any breach of the AF Representation shall be governed by the AF Claim Procedure; and

               (B) each Seller (including, for the avoidance of doubt, Hercules) shall severally indemnify and hold harmless the Purchaser Indemnified Persons from and against any and all Losses and Expenses suffered or incurred by any such Purchaser Indemnified Persons arising from, relating to or otherwise in respect of, any breach of any representation and warranty given by such Seller contained in the Article IV Surviving Representations.

        provided that the obligations of the Holders under clauses (A) and (B) above and sub-paragraph (ii) below shall be satisfied solely out of and to the extent of the Indemnity Escrow and in accordance with the procedures contained in the Indemnity Escrow Agreement.

                      (ii) Notwithstanding the limitations of Section 10.1(d), from and after the Closing Date, the Holders shall indemnify and hold harmless the Purchaser Indemnified Persons from and against any and all Losses and Expenses suffered or incurred by any such Purchaser Indemnified Persons arising from, relating to or otherwise in respect of, any breach of the agreements contained in the Hercules Surviving Covenant or in Section 7.9.





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                      (iii) Notwithstanding anything to the contrary contained
        herein, no Holder shall have any liability under this Agreement with respect to the CAL Claim.

               (c) Indemnification by Purchaser. Subject to the other provisions of this Section 10.1, from and after the Closing Date: (i) Purchaser shall indemnify and hold harmless Sellers, their respective Affiliates, and each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (each a "Seller Indemnified Person" and collectively the "Seller Indemnified Persons" and, together with the Purchaser Indemnified Persons, collectively the "Indemnified Persons" and individually an "Indemnified Person") from and against any and all Losses and Expenses suffered or incurred by any such Seller Indemnified Persons arising from, relating to or otherwise in respect of, any breach of any representation and warranty of Purchaser contained in the Purchaser Surviving Representations; and (ii) Purchaser shall indemnify and hold harmless the Seller Indemnified Persons from and against any and all Losses and Expenses suffered or incurred by any such Seller Indemnified Persons arising from, relating to or otherwise in respect of claims arising out of (x) the Bought-Deal Financing or the Exchange Offer other than Losses and Expenses arising out of (A) claims from third parties (other than Purchaser or any of its Affiliates) which are based solely on material misstatements in any SEC filing made by the Company prior to the date of this Agreement or (B) with respect to the Hercules Information or (y) any breach of the agreements contained in Sections 7.6, 7.9, 7.10 and 7.11.

               (d) Limitations on Indemnification. Neither Sellers nor Purchaser shall have any obligation to indemnify any Purchaser Indemnified Person pursuant to Section 10.1(b)(i) or any Seller Indemnified Person pursuant to Section 10.1(c)(i), respectively, unless and until the aggregate amount of Losses and Expenses (net of insurance proceeds recoverable by such Indemnified Person) incurred by Purchaser Indemnified Persons or Seller Indemnified Persons, respectively, exceeds US$50,000,000 (the "Deductible"), in which case Sellers or Purchaser, as applicable, shall, subject to the two immediately succeeding sentences, be liable only for Losses and Expenses in excess of such Deductible. Subject to the last sentence of this Section 10.1(d), the maximum aggregate liability of Sellers on the one hand and Purchaser on the other hand under Sections 10.1(b)(i) and 10.1(c)(i), as applicable, is US$500,000,000, and neither Sellers nor Purchaser shall have any obligation or liability pursuant to such clauses in excess of such




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                                                                              62

        amount). Only those Losses and Expenses indemnifiable under Sections 10.1(b)(i) or 10.1(c)(i) that are equal to or in excess of US$500,000 (net of relevant insurance proceeds recoverable by such Indemnified Person) per claim (notwithstanding that multiple claims may arise from a breach of a single representation, warranty or covenant) shall be indemnifiable under this Section 10.1 or otherwise count towards satisfaction of the Deductible. Any Losses and Expenses for which any Holder is obligated to indemnify any Purchaser Indemnified Person shall be satisfied solely out of and to the extent of the Indemnity Escrow and in accordance with the procedures contained in the Indemnity Escrow Agreement.

               (e) Materiality Qualification. For purposes of this Section 10.1, Losses and Expenses arising out of, or resulting from, breaches of (i) any Hercules Surviving Representations or (ii) the Purchaser Surviving Representations set forth in Sections 6.1(g) and 6.1(i) shall, in each case, be determined as if references in the relevant representation or warranty to a "Company Material Adverse Effect" or a "Purchaser Material Adverse Effect", as the case may be, were to an adverse effect representing an amount in excess of US$500,000, and as if references in the relevant representation or warranty to the word "material" were to an amount in excess of US$500,000; provided that, for the avoidance of doubt, all such representations and warranties shall continue to be qualified by reference to any items (other than materiality) included in any corresponding section of the relevant Disclosure Schedule.

               (f) Claims. (i) All indemnification claims under this Agreement by Purchaser Indemnified Persons against the Holders shall be governed by the terms and procedures contained in Article III of the Indemnity Escrow Agreement.

                      (ii) If a claim by a third party is made against an Indemnified Person hereunder, and if such Indemnified Person intends to seek indemnity with respect thereto under this Section 10.1, such Indemnified Person shall promptly notify the indemnifying Person in writing of such claims setting forth such claims in reasonable detail; provided that failure of such Indemnified Person to give prompt notice as provided herein shall not relieve the indemnifying Person of any of its obligations hereunder, except to the extent that the indemnifying Person is materially prejudiced by such failure. The indemnifying Person shall have 30 days after receipt of such notice to assume and undertake, through counsel of its own choosing, the settlement or defense thereof, and the Indemnified Person shall cooperate





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                                                                              63

        with it in connection therewith; provided, however, that the Indemnified Person may participate in such settlement or defense through counsel chosen by such Indemnified Person; provided that the fees and expenses of such separate counsel shall be borne by such Indemnified Person unless there exists a conflict between the Indemnified Person and indemnifying Person as to their respective legal defenses (other than one that is of a monetary nature), in which case the Indemnified Person shall be entitled to retain separate counsel, the reasonable fees and expenses of which shall be reimbursed by the indemnifying Person. If the indemnifying Person shall assume the defense of a claim, it shall not settle or compromise such claim without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld) unless (A) the indemnifying Person agrees in writing that the Indemnified Person is entitled to indemnification in respect of such claim pursuant to this Section 10.1, (B) such settlement or compromise includes as an unconditional term thereof the giving by the claimant of a release of the Indemnified Person from all liability with respect to such claim, (C) such settlement or compromise does not admit criminal liability or culpability or impugn the reputation of the Indemnified Person in any respect and (D) such settlement or compromise does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Person other than financial obligations for which such Indemnified Person will be indemnified hereunder. If the indemnifying Person does not notify the Indemnified Person within 30 days after the receipt of the Indemnified Person's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Person shall have the right to defend the claim at the cost and expense of the indemnifying Person, but shall not settle or compromise the claim without the consent of the indemnifying Person (which consent will not be unreasonably withheld) unless the Indemnified Person agrees in writing that it is not entitled to any indemnities pursuant to this Section 10.1.

               (g) Termination of Indemnification. The obligations to indemnify and hold harmless an Indemnified Person pursuant to Section 10.1(b) or 10.1(c), as the case may be, shall terminate when the applicable representation, warranty or covenant terminates pursuant to Section 10.1(a); provided, however, that such obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the Indemnified Person shall have, after the Closing Date but before the expiration of the applicable survival period, previously made a claim by delivering a written notice (stating in reasonable detail the basis of




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                                                                              64

        such claim, the representation, warranty or covenant alleged to have been breached and the relevant facts and circumstances surrounding such claim) to the indemnifying Person.

               (h) Exclusive Remedy. After the Closing Date, the indemnification provided pursuant to this Section 10.1, if any, shall be the sole and exclusive remedy of any party hereto for any Losses and Expenses arising out of or relating to any breach of any representation, warranty or covenant contained in this Agreement; provided, however, that the limitations of this Section 10.1(h) shall not apply to any claim based upon actual fraud or wilful misconduct. In addition, for the avoidance of doubt, Losses and Expenses with respect to the CAL Claim shall not be so limited, and shall be governed by the CAL Claim Indemnification Agreement (including the limitations set forth therein).

               (i) Insurance. Each Indemnified Person shall be obligated in connection with any claim for indemnification under this Section 10.1 to use all commercially reasonable efforts to obtain any insurance proceeds available to such Indemnified Person with regard to the applicable claims. The amount which the indemnifying Person is or may be required to pay to any Indemnified Person pursuant to this Section 10.1 shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnified Person in reduction of the related Losses and Expenses. If an Indemnified Person shall have received any payment pursuant to this Section 10.1 from an indemnifying Person in respect of Losses and Expenses of such Indemnified Person and shall subsequently receive insurance proceeds or other amounts in respect of such Losses and Expenses, then such Indemnified Person shall promptly repay to the indemnifying Person a sum equal to the amount of such insurance proceeds or other amounts actually received by or on behalf of such Indemnified Person.

               (j) Mitigation. In addition to the requirements of Section 10.1(i), each Indemnified Person shall be obligated in connection with any claim for indemnification under this Section 10.1 to use all commercially reasonable efforts to mitigate Losses and Expenses upon and after becoming aware of any event which could reasonably be expected to give rise to such Losses and Expenses.

               (k) Subrogation. An indemnifying Person shall be subrogated to any right of action which the Indemnified




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                                                                              65

        Person may have against any other Person with respect to any matter giving rise to a claim for indemnification hereunder.

               10.2 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered Personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail with postage prepaid and return receipt requested, or sent by commercial overnight courier, courier fees prepaid (if available; otherwise, by the next best class of service available), to the parties at the following addresses:

               (a)    if to Purchaser, to it at:

                      BCE Place, 181 Bay Street
                      Suite 3500, P.O. Box 827
                      Toronto, Ontario
                      Canada M5J 2TS
                      Attn: President
                      Telecopy:     (416) 777-6206
                      Confirmation: (416) 777-6100

               with a copy to:

                      BCE Place, 181 Bay Street
                      Suite 3500, P.O. Box 827
                      Toronto, Ontario
                      Canada M5J 2TS
                      Attn: General Counsel
                      Telecopy:     (416) 594-2525
                      Confirmation: (416) 777-6158

               (b)    if to Sellers, to Hercules at:

                      c/o Maples and Calder
                      Ugland House, PO Box 309, George Town
                      Grand Cayman, Cayman Islands, BW1
                      Attn:  Rebecca Steller
                      Telecopy:     (345) 949-8088
                      Confirmation: (345) 949-8066

               with a copy to:

                      Dorsey & Whitney
                      250 Park Avenue
                      New York, New York 10010-1709
                      Attn: Owen Marx
                      Telecopy:     (212) 953-7201
                      Confirmation: (212) 415-9310




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                                                                              66

               and with a copy to:

                      Nomura International plc
                      Principal Finance
                      Nomura House, 1 St. Martins-le-Grand
                      London EC1A 4NP
                      Attn: Guy Hands
                      Telecopy:     (171) 521-3565
                      Confirmation: (171) 521-2224

               (c)    if to the Company, to it at:

                      44 Whippany Road
                      Morristown, NJ 07962-1983
                      Attn:  Robert J. Ingato, General Counsel
                      Telecopy:     (201) 397-3220
                      Confirmation: (201) 397-3191

or to such other Person or address as either party shall specify by notice in writing to the other party in accordance with this Section 10.2. All such notices or other communications shall be deemed to have been received on the date of the Personal delivery or on the third Business Day after the mailing or dispatch thereof; provided that notice of change of address shall be effective only upon receipt.

               10.3 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Purchaser acknowledges and agrees that this Agreement has been extensively negotiated at arm's length between sophisticated parties and there shall be no presumption that any ambiguity or inconsistency contained in this Agreement will be interpreted against the party principally responsible for the drafting of such provision.

               10.4 Amendment and Modification; Waiver. (a) This Agreement and the exhibits and Disclosure Schedules hereto may not be amended except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

               (b) At any time prior to the Closing Date, any party hereto which is entitled to the benefits hereof may (a) extend the time for the performance of any of the obligations or other




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                                                                              67

acts of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any schedule hereto or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements of the other party or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed and delivered on behalf of such party.

               10.5 Entire Agreement. This Agreement (including the Disclosure Schedules and the documents included as exhibits hereto), the Confidentiality Agreement, the Purchaser Confidentiality Agreement and the CAL Claim Indemnification Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER SELLERS NOR PURCHASER MAKE ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

               10.6 Third Party Beneficiaries. Except as expressly provided in Sections 7.6(d), nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto (including each of the Selling Stockholders) and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               10.7 Assignment; Binding Effect. This Agreement shall not be assigned by either party hereto without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

               10.8 Governing Law and Venue; Waiver of Jury Trial. (A) THIS AGREEMENT, OTHER THAN ANY MATTERS RELATING TO SECTION 10.1 HEREOF, SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the




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                                                                              68

        interpretation and enforcement of the provisions of this Agreement (other than any matters relating to Section 10.1 hereof) and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement (other than any matters relating to Section 10.1 hereof) or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

               (B) MATTERS RELATING TO SECTION 10.1 OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF ENGLAND. The parties hereby irrevocably submit to the jurisdiction of the courts of England solely in respect of any matters relating to the provisions of Section 10.1, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that Section 10.1 may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such an English court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

               (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN




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                                                                              69

        RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

               10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

               10.10 Severability. Subject to the proviso to the immediately succeeding sentence, the provisions of this Agreement shall be deemed several and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, however, that the invalidity or unenforceability of such provision, in the reasonable determination of Hercules or Purchaser, does not materially impair the rights of Sellers or Purchaser, respectively, under this Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their respective officers hereunto duly authorized all as of the date first written above.


                                            HERCULES HOLDINGS (CAYMAN)
                                            LIMITED



                                            By:_________________________________
                                               Name:
                                               Title:


                                            THE SELLING STOCKHOLDERS
                                            LISTED ON EXHIBIT A


                                            By:  HERCULES HOLDINGS
                                                 (CAYMAN) LIMITED (as
                                                 Custodian and Attorney-
                                                 In-Fact for the Selling
                                                 Stockholders)



                                                 By:____________________________
                                                    Name:
                                                    Title:


                                            AT&T CAPITAL CORPORATION



                                            By:_________________________________
                                               Name:
                                               Title:


                                            NEWCOURT CREDIT GROUP INC.



                                            By:_________________________________
                                               Name:
                                               Title: